Exhibt 2.1
                PURCHASE AND SALE AGREEMENT

    THIS AGREEMENT, made and entered into on the 20th day of August, 1998 (the "Agreement Date"), between UNOVA, INC.
("Parent"), a Delaware corporation, UNOVA INDUSTRIAL
AUTOMATION SYSTEMS, INC. ("Buyer"), a Delaware corporation and a wholly-owned subsidiary of Parent, and UNOVA UK
LIMITED ("UK Buyer"), a company incorporated in England and a wholly-owned subsidiary of Parent, on the one part
(Parent, Buyer and UK Buyer are sometimes referred to collectively as the "Buying Entities"), and CINCINNATI
MILACRON INC. ("Seller"), a Delaware corporation, on the other part. Parent, Buyer, UK Buyer and Seller are sometimes referred to collectively as the "Parties" and individually as a "Party."

                    W I T N E S S E T H:

          WHEREAS, the Machine Tool Group of Seller is engaged in the design, manufacture, sale and servicing of standard and advanced computer numerically controlled metal cutting machine tools primarily for the industrial components, job shop, fluid power, automotive, aerospace and certain other industries and machines for producing articles from bands of composite material primarily for the aerospace industry (the "Business");
          WHEREAS, the Business consists of substantially all of the assets (excluding the "Excluded Assets," as defined in Section 1.2) of Seller's Machine Tool Group, as described in Section 1.1, including without limitation certain shares of capital stock of The Factory Power Company ("Factory Power"), an Ohio corporation, which are allocable to the Business based upon the approximate Factory Power power usage of the Business, all of the shares of capital stock of Cincinnati Milacron U.K. Ltd. ("UK Subsidiary"), a company incorporated in England and an indirect, whollyowned subsidiary of Seller, and all of the shares of capital stock of Cincinnati Milacron-Korea Corp. (`Korean Subsidiary"), a Korean corporation and an indirect, whollyowned subsidiary of Seller, all of which are known as and are hereinafter referred to collectively as "MTG";

     WHEREAS, Buyer desires to purchase from Seller and certain of its subsidiaries, and Seller desires to sell to Buyer (and to cause such subsidiaries to sell to Buyer), substantially all of the assets of the Business, including without limitation Sellers' interest in Factory Power that is allocable to the Business and outstanding capital stock of Korean Subsidiary, but excluding the Excluded Assets; in connection with the foregoing, Buyer will assume the "Assumed Liabilities" (as defined in Section 1.6), but not the "Unassumed Liabilities" (as defined in Section 1.7); and UK Buyer desires to purchase from "UK Seller" (as defined in Section 1.3(a)), and Seller desires to cause UK Seller to sell to UK Buyer, the outstanding capital stock of UK Subsidiary; all upon the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the transactions provided for in this Agreement, the Parties agree as follows:

                          ARTICLE 1

        Transfer of Assets and Shares in
           Exchange for Cash and the
           Assumption of Liabilities

     1.1  Transfer of Assets.  Except as
otherwise provided in Section 1.2, on the "Closing Date" (as defined in Section 2.1) but effective as of the "Transfer Date" (as defined in Section 2.1), Seller shall (and shall cause
Cincinnati Milacron Marketing Company ("CMMC"), an Ohio corporation and a wholly-owned subsidiary of Seller, and Cincinnati Milacron
International Marketing Company ("CMIMC"), a
Delaware corporation and an indirect, wholly-owned subsidiary of Seller, and any of its other subsidiaries, if applicable (CMMC, CMIMC and such other subsidiaries are referred to collectively as the "Selling Subsidiaries"),
to), upon the terms and subject to the
conditions of this Agreement, validly sell, transfer, assign, grant, convey and deliver to Buyer, free and clear of all "Liens" other than "Permitted Liens" (as such terms are defined in Section 3.5), all of Seller's (or such Selling
Subsidiary's) right, title and interest in and to its properties, rights and assets of every kind, nature and description, whether tangible or intangible and wherever situated, to the extent the same are used or held for use primarily or exclusively in the operation or conduct of the Business by Seller and the Selling Subsidiaries, but excluding the Excluded
Assets (such properties, rights and assets are referred to collectively as the "Purchased
Assets"), including without limitation the goodwill of the Business. Except as otherwise provided in Section 1.2, the Purchased Assets shall include without limitation the following properties, rights and assets to the extent they primarily or exclusively relate to or primarily or exclusively arise out of the operation or conduct of the Business: trade and other accounts, notes and drafts receivable; that certain real property described on Schedule
3.6(a), leases, leasehold improvements and other interests in realty, but only to the extent set forth in Schedules 3.6(a) and 3.6(b) and subject to any easements established pursuant to Section
5.24; machinery and equipment, including test equipment and fully depreciated equipment;
tools and tooling, including any rights in respect of tools and tooling owned by Seller in connection with the Business and in the possession of others; supplies on hand;
inventories of raw materials, work-in-process, finished goods, spare parts, replacement and component parts, including without limitation any such inventory identified as excess or obsolete; all rights, if any, held by Seller or the applicable Selling Subsidiary in connection with the Business in respect of any customer furnished materials; motor vehicles;
transportation, packing and delivery equipment and supplies; office equipment and supplies;
packaging material and sales literature;
furniture and furnishings; indemnity, fidelity and contract bonds issued by third parties in favor of Seller or the applicable Selling
Subsidiary in connection with the Business (to the extent transferable); causes of action, suits, judgments, claims and demands of any nature; franchises, licenses, approvals and permits (to the extent transferable); computer programs and software; research, engineering and technical designs, specifications, drawings, databases, know-how, research and development files, laboratory books and other similar information; customer and vendor lists;
trademarks, service marks, copyrights, patents, licenses, processes, inventions, formulae, trade secrets and royalties, including all registrations, applications and related international priority rights and all rights to sue for past infringement;
manufacturer and seller warranties on any goods, fixtures, or services provided to Seller or the applicable Selling Subsidiary in connection with the Business; advance payments, prepaid items and expenses, rights of offset and credits of all kinds; investments; advertising materials, catalogs, price lists, mailing lists;
photographs, production data, sale and
promotional materials and records, purchasing materials and records; bids and sales and service proposals, including any rights to revoke or withdraw the same; purchase orders and purchase commitments; utility and sundry deposits, customer orders and customer contracts; medical, safety and health supplies;
leases for equipment and all other leases, contracts and other agreements made on behalf of Seller or any of the Selling Subsidiaries or by which Seller or any of the Selling Subsidiaries is bound, to the extent they inure primarily or exclusively to its benefit in connection with the Business (including without limitation rights under that portion of "Vickers Agreement"
(as defined in Section 8.12) allocable to the Business and those portions of any "State and Local Tax Benefit Agreements" (as defined in
Section 3.21(i)) allocable to the Business, to the extent transferable); assets (other than those assets held in any employee pension benefit plan, as defined in Section 3(2) of "ERISA" (as defined in Section 1.2(e)), that is sponsored by Seller primarily or exclusively for the benefit of employees employed in the United
States) earmarked or set aside to provide pension benefits to MTG employees employed at its Offenbach, Germany office whose employment primarily or exclusively relates to the Business; and all other rights and entitlements of Seller or any of the Selling Subsidiaries in respect of the Business.
     1.2  Excluded Assets.  Notwithstanding
anything in this Agreement to the contrary, the Purchased Assets shall not include any right, title or interest in or to any of the following properties, rights or assets of Seller or the applicable Selling Subsidiaries (collectively, the "Excluded Assets"):
          (a)  Cash and cash equivalents;
          (b)  Any and all claims for refunds,
carrybacks or carryforwards in connection with income or other "Taxes" (as defined in Section
3.21(a)) for tax periods ending on or prior to the Transfer Date and all returns and other documents filed by Seller or any Selling
Subsidiary with any taxing authority;
          (c)  Any intercompany receivable
balance due from any "Affiliate" (as defined in Section 3.8(m)) of Seller or any Selling
Subsidiary, except as set forth on Exhibit B-2;
          (d)  All insurance policies and self-
          insurance
programs and any assets or coverage, claims or credits or other rights under such policies and self-insurance programs;
          (e)  All assets of any employee
benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (AERISA@)), of Seller or any Selling
Subsidiary, except to the extent any such assets are specifically transferred to Buyer pursuant to this Agreement;
          (f)  Any property, right or asset to
the extent primarily or exclusively relating to any other Excluded Asset or any of the Unassumed
Liabilities unless such property, right or asset is included on the "Final Closing Balance Sheet"
(as defined in Section 1.5(a)(i));
          (g)  All books, records, files and
data pertaining to any of the Excluded Assets or any of the Unassumed
Liabilities;
          (h)  Subject to Section 8.7, all
rights in, to and under the names "Cincinnati
Milacron," "Cincinnati Milacron Marketing
Company" and "Cincinnati Milacron International
Marketing Company," and the name "Milacron" and Seller's or the Selling Subsidiaries' logos;
          (i)  All of the outstanding capital
stock of UK Subsidiary;
          (j)  All shares of capital stock of
Factory Power owned by Seller other than the "Factory Power Shares" (as defined in Section
1.3(b)) transferred in accordance with Section
1.3(b);
    (k)  Any rights of Seller or the Selling
Subsidiaries under this Agreement or any agreement or document delivered in connection with the transactions contemplated by this Agreement;

          (l)  Seller's (and its subsidiaries'
respective) franchise to be a corporation and its articles of incorporation and by-laws, as amended and in effect, other corporate records pertaining to its corporate existence and all books and records of a nature required by law to be maintained by Seller or any of the Selling
Subsidiaries, including all financial and tax records relating to the Business that form part of Seller's general ledger or the general ledger of any of its subsidiaries other than UK
Subsidiary, Korean Subsidiary and Factory Power;

          (m)  Any credits, prepaid expenses,
deferred charges, advance payments, security deposits and other prepaid items to the extent not used or held for use primarily or exclusively in the operation or conduct of the Business, other than as may be set forth on Exhibit B-2;

          (n)  All financial and tax books and
records relating to the Business that form part of Seller's general ledger or the general ledger of any of its subsidiaries other than UK
Subsidiary, Korean Subsidiary and Factory Power, and all financial and tax books and records to the extent not primarily or exclusively related to the Business; provided, however, that Seller shall furnish to Buyer a copy of the general ledger that relates primarily or exclusively to the Business (which general ledger may be redacted to the extent it includes information not primarily or exclusively related to the Business);

          (o)  Those certain properties, rights
and assets of Seller or any Selling Subsidiary set forth on Exhibit A;

          (p)  Any other properties, rights or
assets which do not primarily or exclusively relate to or primarily or exclusively arise out of the Business;

          (q)  Those certain real properties
located in Offenbach, Germany, and Plant 5 within the Oakley Complex, as identified on
Schedule 3.6(a); and

          (r)  Any loan receivables due to
Seller or any Selling Subsidiary from any employee, which loan was made in connection with the exercise of stock options for Seller's stock.

     1.3  Transfers of Shares.

          (a)  Transfer of UK Subsidiary Shares.
On the Closing Date but effective as of the Transfer Date, Seller shall cause Cincinnati Milacron B.V. ("UK
Seller"), a Netherlands corporation and a wholly-owned subsidiary of Seller, to validly sell, transfer, assign and deliver to UK Buyer, free and clear of all Liens other than Permitted
Liens, 27,000,002 ordinary shares, nominal value
,1.00 per share, of UK Subsidiary (the
"Shares").
          (b)  Transfer of Factory Power Shares.
As part of the Purchased Assets, on the Closing
Date but effective as of the Transfer Date, Seller shall validly sell, transfer, assign and deliver to Buyer, free and clear of all Liens other than Permitted Liens, 1,974 shares of Common Stock, par value $100 per share, of Factory Power (the "Factory Power Shares").
          (c)  Transfer of Korean Subsidiary
Shares. As part of the Purchased Assets, on the Closing Date but effective as of the Transfer
Date, Seller shall cause CMMC to validly sell, transfer, assign and deliver to Buyer, free and clear of all Liens other than Permitted Liens, 61,400 shares, par value 10,000 Korean Won per share, of Korean Subsidiary (the "Korean
Shares").
    1.4  Consideration.  For and in
consideration of the transfer to Buyer of the Purchased Assets and the transfer to UK Buyer of the Shares, (i) Buyer (on its own behalf and as agent for UK Buyer) shall, on and as of the dates indicated in Section 1.5, pay and remit to Seller the "Purchase Price" (as defined in
Section 1.5(a)(i) below), in accordance with and to the extent provided in Section 1.5, and (ii)
Buyer shall, on the Closing Date but effective as of the Transfer Date, assume and pay, perform and discharge when due the "Assumed Liabilities"
(as defined in Section 1.6), in accordance with and to the extent provided in Section 1.6 (as limited by Section 1.7).
     1.5  Purchase Price and Payment.
      (a)  Determination of Purchase Price.


               (i)  The purchase price (the
"Purchase Price") for the Purchased Assets and the Shares is the amount equal to the "Closing
Net Book Value" (as defined below) less
$42,400,000. The "Closing Net Book Value" shall mean the sum of (a) the net book value of the Purchased Assets less the Assumed Liabilities as of the Transfer Date, and (b) the net book value of UK Subsidiary as of the Transfer Date, in each case, as reflected on a balance sheet of MTG as of the Transfer Date in the format set forth as Exhibit B-1 (the "Final Closing Balance
Sheet"), prepared in accordance with
subparagraph (ii) below.
               (ii) The Final Closing Balance
Sheet shall be prepared from the books and records of Seller in respect of MTG in accordance with U.S. generally accepted accounting principles (AGAAP@) applied on a basis consistent with that used in the preparation of the "December Balance Sheets" (as defined in Section 3.2(a)), the "March Balance
Sheet" (as defined in Section 3.2(b)) and the "June Balance Sheet" (as defined in Section
3.2(c)), including without limitation any principles, policies, practices or methodologies set forth or described in the notes to the financial statements included in Schedule
3.2(c); provided, however that (1) the Final
Closing Balance Sheet shall not include any of the Excluded Assets (other than the Shares) or Unassumed Liabilities, (2) the Final Closing
Balance Sheet shall include (A) such adjustments as are required to reflect the results of a physical inventory count of the inventories of MTG, which shall be taken by Seller and observed by Buyer commencing on or promptly following the Transfer Date and which shall be valued in a manner consistent with the December Balance Sheets, and (B) the adjustments described on Exhibit B-2, and (3) all account balances denominated in foreign currencies shall be translated into United States Dollars using the currency exchange rates in effect on the Transfer Date, as published in the Wall Street
Journal on the first business day following the Transfer Date.
               (iii)     Within 60 days
following the Closing Date, Seller, with the assistance and cooperation of Buyer, shall prepare and deliver to Buyer a balance sheet of MTG as of the Transfer Date (the "Preliminary
Closing Balance Sheet"), prepared in accordance with subparagraph (ii) above. In this connection (and without limiting any rights of Seller pursuant to Section 8.1) Buyer shall, and shall cause its Affiliates to, provide to Seller and its accountants (i) all data and financial statements reasonably requested by Seller and
(ii) full access during normal business hours to the books and records of the Business and to any employees, in each case to the extent reasonably requested by Seller. Buyer shall have 55 days following its receipt of the Preliminary Closing
Balance Sheet (the "Review Period") to review the same for compliance with subparagraph (ii) above. On or before the expiration of the Review Period, Buyer shall deliver to Seller a written statement accepting or objecting to the Preliminary Closing Balance Sheet. In the event that Buyer shall object to the Preliminary
Closing Balance Sheet, such statement shall include an itemization of Buyer's specific objections and its reasons therefor. If no such statement is delivered by Buyer to Seller within the Review Period, Buyer shall be deemed to have accepted the Preliminary Closing Balance Sheet.
               (iv) In the event that Buyer
shall accept or shall be deemed to have accepted the Preliminary Closing Balance Sheet as prepared and delivered by Seller, the Preliminary Closing Balance Sheet shall constitute the Final Closing Balance Sheet for purposes of determining the Purchase Price. In the event, however, that Buyer shall object to the Preliminary Closing Balance Sheet, Buyer and
Seller shall promptly meet and in good faith attempt to resolve the issues that are in dispute. In the event that the issues in dispute shall not have been resolved within 30 days following Seller's receipt of Buyer's statement of objections to the Preliminary
Closing Balance Sheet, such disputed issues shall be resolved by an independent certified accounting firm of nationally-recognized status jointly selected by Buyer and Seller (the
"Independent Firm"), provided the Parties shall attempt to reach a final resolution of any matters which remain in dispute at the earliest practicable date. The costs and expenses of the Independent Firm in reviewing the issues in dispute shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller. The
Preliminary Closing Balance Sheet, as adjusted to reflect the adjustments agreed upon by such Parties or determined in accordance with Section
12.15, shall constitute the Final Closing
Balance Sheet for purposes of determining the Purchase Price.
          (b)  Payment of Estimated Purchase
Price.  At the "Closing" (as defined in Section
2.1), Buyer (on its own behalf and as agent for UK Buyer) shall pay to Seller, by wire transfer of immediately available funds to Seller's bank account at Bankers Trust Company, New York, NY,
Account Name: Cincinnati Milacron Inc., Account
Number 50003445, ABA
Number 021001033, the amount equal to
$180,000,000 (the "Estimated Purchase Price"), which is the Parties' best estimate as of the Agreement Date of the Purchase Price.
          (c)  Settlement of Purchase Price.  In
          the event
that the Purchase Price (as finally determined pursuant to Section 1.5(a)) is greater or less than the Estimated Purchase Price (such excess or deficiency being referred to as the "Adjustment"), on or before the third business day (a "business day" being a day on which banks are not authorized or required to close in California or Ohio) following the date upon which the Purchase Price is finally determined, (i) Purchaser shall pay to Seller
(if the Purchase Price is greater than the Estimated Purchase Price), or (ii) Seller shall pay to Purchaser (if the Purchase Price is less than the Estimated Purchase Price), the amount of the Adjustment, plus interest on such amount from the Closing Date to the date the Adjustment is paid, at the rate of six percent (6%) per annum ("Purchase Price Adjustment Interest
Rate").
     (d)  Allocation of Purchase Price.  The
consideration given by Buyer and UK Buyer under this Agreement (including without limitation the payment of the Purchase Price and the assumption of the Assumed Liabilities) shall be allocated among the Purchased Assets, the Shares and the noncompetition covenants provided in Article 9 in accordance with Section 1060 of the Internal
Revenue Code of 1986, as amended (the "Code"), the regulations under the Code and in accordance with Exhibit C. Within 60 days following the date upon which the Purchase Price is finally determined, Buyer shall prepare an Asset
Acquisition Statement (Form 8594) and shall furnish a copy thereof to Seller. If Seller does not object to the Asset Acquisition
Statement prepared by Buyer within 30 days following its receipt thereof, such statement shall be final for purposes of this Agreement.
In the event, however, that Seller objects to the Asset Acquisition Statement within 30 days after the receipt thereof, Seller and Buyer shall meet promptly and in good faith attempt to resolve any objections of Seller and to use their best efforts to agree upon the allocation among the Purchased Assets, the Shares and the noncompetition covenants. In the event that Seller and Buyer are unable to resolve their differences over the Asset Acquisition
Statement, such differences shall be resolved by arbitration in accordance with Section 12.15.
The Parties agree to reflect such allocation, and not to take any position inconsistent with such allocation, in filing all tax returns or declarations (including filing Form 8594) and in any tax audits or contests for foreign, federal, state or local income tax purposes.
     1.6  Liabilities Assumed by Buyer.  Except
as otherwise provided in Section 1.7, on the Closing Date but effective as of the Transfer
Date, Buyer shall assume and pay, perform, and discharge when due all direct and indirect debts, liabilities and obligations of Seller or its applicable subsidiaries as of the Transfer
Date of every kind, nature and description, to the extent primarily or exclusively related to or primarily or exclusively arising out of the Business (collectively, the "Assumed
Liabilities"), whether arising before or after the Transfer Date and whether known or unknown, fixed or contingent, express or implied, accrued or unaccrued, liquidated or unliquidated, including:
          (a)  All debts, liabilities and
obligations of Seller or any Selling Subsidiary under contracts or other legally binding commitments to the extent primarily or exclusively related to or primarily or exclusively arising out of the Business, including the portions of the Vickers
Agreement and the State and Local Tax Benefit
Agreements allocable to the Business;
               (b)  All accounts payable of
Seller or any Selling Subsidiary to the extent primarily or exclusively relating to or primarily or exclusively arising out of operations of the Business;
          (c)  All debts, liabilities and
obligations with respect to any and all products sold or serviced (whether or not under warranty) by Seller or any Selling Subsidiary in respect of the Business at any time, including obligations and liabilities for and with respect to any refunds, adjustments, allowances, repairs, exchanges, returns and warranty, merchantability, product liability, infringement of proprietary rights of others and other claims, provided that Buyer shall not assume liability for product liability claims
(including with respect to personal injury, including bodily injury, death or property damage) arising from the use or operation of products sold or serviced by Seller or any Selling Subsidiary in connection with the Business to the extent such claims arise out of losses or injuries which occurred on or prior to the Transfer Date;
          (d)  All debts, liabilities and
obligations with respect to all actions, suits, proceedings, disputes, claims, or investigations that are primarily or exclusively related to or arise primarily or exclusively out of or in connection with MTG, the Business or the Purchased Assets, at law, in equity or otherwise, to the extent the same is not covered by the proviso in paragraph (c) above and is not a "Pending Litigation Matter" (as defined in
Section 1.7(h));
          (e)  All debts, liabilities and
obligations to provide pension benefits to Seller's employees employed at its Offenbach, Germany office; liability for accrued wages, salary, vacation pay and sick pay with respect to any "Continuing Employee" (as defined in Section 8.5(a)(i)), to the extent set forth on the Final Closing Balance Sheet; all other debts, liabilities and obligations arising out of or relating to any complaints, claims, actions or suits of current and former employees, including without limitation "Pre-
Closing Employee Claims" (as defined in Section
8.5(b)), or otherwise in connection with employment to the extent the same is not a Pending Litigation Matter; and those liabilities specifically assumed by Buyer pursuant to
Section 8.5 (collectively, the "Assumed Employee
Obligations");

   (f)  All debts, liabilities and obligations
arising under "Environmental Laws" (as defined in Section 3.6(f)) and related to the Business, except to the extent the same constitutes either
(i) a misrepresentation or breach of a warranty under Section 3.6(f) or (ii) a "Known
Environmental Liability" (as defined in Section
1.7(g));

    (g)  Those certain debts, liabilities and
obligations described on Exhibit D;

          (h)  All debts, liabilities and
obligations to the extent reserved for or reflected on the Final Closing Balance Sheet;
and
          (i)  All other debts, liabilities and
obligations of Seller or any of the Selling
Subsidiaries to the extent arising primarily or exclusively out of the operations of the Business.
  1.7  Unassumed Liabilities.  Notwithstanding
                    anything
contained in Section 1.6 to the contrary, Buyer shall not assume or be liable or responsible for, and Seller or the applicable Selling
Subsidiary shall retain, pay, perform and discharge, as the case may be, when due any and all of the following debts, liabilities or obligations of Seller or the applicable Selling
Subsidiary, whether arising out of or relating to the Purchased Assets or the operation of the Business or otherwise prior to the Transfer Date
(collectively, the "Unassumed Liabilities"):

          (a)  Any debt, liability or obligation
of Seller or any Selling Subsidiary in respect of MTG for income, payroll, sales and use and value-added Taxes which relate to periods ending on or prior to the Transfer Date;

          (b)  Any intercompany payable balances
due to any Affiliate of Seller or any Selling
Subsidiary, except to the extent reflected on Exhibit B-2;

          (c)  Any debt, liability or obligation
for product liability claims (including with respect to personal injury, including bodily injury, death or property damage) arising from the use or operation of products sold or serviced by Seller or any Selling Subsidiary in connection with the Business to the extent such claims arise out of losses or injuries which occurred on or prior to the Transfer Date;

   (d)  Any debt, liability or obligation for
borrowed money, including without limitation all bank indebtedness of any sort, or any guarantee of the obligations of another for borrowed money;

          (e)  Liabilities arising under any
insurance policies or self-insurance programs
(for the avoidance of doubt, excluding the Assumed Employee Obligations);

          (f)  Any debt, liability or obligation
to the extent related to any of the other
Unassumed Liabilities or any of the Excluded
Assets;

          (g)  Any "Known Environmental
Liability," as defined below. Known
Environmental Liability" shall include (i) any "Loss" (as defined in Section 11.1) arising from a claim by a third party, including a governmental entity, that relates to any matter or condition listed on Schedule 3.6(f) that constitutes, or is demonstrated to have constituted, a violation of any applicable
"Environmental Law" (as defined in Section
3.6(f)) as in effect on the Transfer Date, including without limitation any removal or remediation activities currently being undertaken by Seller at the Real Property
("Ongoing Clean-up Activities"), and (ii) any
Loss arising from a condition at, on or under the Real Property, including the presence or release of any `Hazardous Substance" (as defined in Section 3.6(f)), to the extent that such condition is delineated during the "Phase I" or "Phase II" (as such terms are defined in Section
5.19), whether or not known on or prior to the Closing;

          (h)  Any debt, liability or obligation
in respect of any written complaint submitted to a court, suit, action, arbitration or regulatory, administrative or governmental proceeding or investigation (to the extent such investigation is known at the Closing Date), including without limitation workers' compensation claims, which is pending on the Transfer Date and set forth on Schedule 1.7(h), which Schedule shall be updated by Seller on the Closing Date and which update shall be deemed to modify such Schedule for all purposes hereof
(including Article 11) as though updated at the execution of this Agreement (any such matter on the updated Schedule 1.7(h) is referred to as a "Pending Litigation Matter");
          (i)  Any debt, liability or obligation
to Seller's respective present, former or future shareholders in their capacity as shareholders;
          (j)  Any debt, liability or obligation
under any contract or agreement with any party to the extent not assigned to Buyer pursuant to this Agreement, or otherwise to the extent not primarily or exclusively related to or primarily or exclusively arising out of the operations of the Business;
          (k)  Any debt, liability or obligation
arising from or related to Seller's former
Electronic Systems Division;
          (l)  Those certain debts, liabilities
or obligations of Seller or any Selling
Subsidiary  set forth on Exhibit E; and
          (m)  Any other debts, liabilities or
obligations which do not primarily or
exclusively relate to or primarily or
exclusively arise out of the operations of the Business.
     1.8  Right to Contest.  The agreement by
Buyer to assume and pay, perform and discharge when due the Assumed Liabilities shall not prohibit Buyer from contesting with a third party, in good faith and at the expense of Buyer, the amount, validity or enforceability of any of the Assumed Liabilities.
     1.9  Nonassignable Contracts and Rights.
To the extent that the assignment by Seller of any contract, property, right or asset to be assigned to Buyer pursuant to this Agreement shall require the consent or approval of any other party, and such consent or approval shall not have been obtained on or prior to the time of Closing on the Closing Date, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or would in any way adversely affect the rights of Seller (or Buyer, as assignee) thereunder. If any such consent or approval is required but not obtained on or prior to the time of Closing on the Closing
Date, Seller and Buyer covenant and agree that in such case, Seller shall continue to deal with the other contracting party or parties, with the benefits and obligations of Seller under such contract, property, right or asset after the Transfer Date accruing to Buyer; Seller shall hold all moneys received thereunder for the benefit of Buyer and shall pay the same to Buyer promptly following receipt; Seller shall make all payments thereunder when due, provided that prior to or simultaneous with the making of any such payment, Buyer shall have paid the same to Seller; and the Parties shall use all commercially reasonable efforts without payment of any penalty or fee to obtain and secure any and all consents and approvals that may be necessary to effect the valid sale, transfer or assignment of the same to Buyer without change in any of the material terms or conditions thereof, including without limitation the formal assignment or novation of any of the same, if so required. Seller and Buyer further covenant and agree to make or complete such transfers as soon as reasonably possible and to cooperate with each other in any other reasonable arrangement designed to provide Buyer with the benefits of and the obligations under such properties, rights or assets, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against the other party theret arising out of the breach or cancellation thereof by such other party or otherwise. Notwithstanding anything in this
Section 1.9 to the contrary, it is the
responsibility of Seller, at its cost, to obtain the "Required Consents" (as defined in Section
6.10). To the extent Buyer is able to receive the benefits under any contract, property, right or asset pursuant to this Section 1.9, Buyer shall be responsible for, and shall assume and pay, perform and discharge when due, the Assumed
Liabilities arising under such contract.
     1.10 Power of Attorney. Effective as of the time of Closing on the Closing Date, Seller hereby irrevocably and unconditionally constitutes and appoints Buyer (and its successors and permitted assigns) the true and lawful attorneys of Seller with full power of substitution on behalf of and for the benefit of Buyer and at the expense of Buyer, for and in the name or otherwise on behalf of Seller, (a) to collect for the account of Buyer all items hereby transferred to Buyer (including the power to endorse checks and other instruments in connection therewith), (b) to institute and prosecute, in the name of Seller, Buyer or otherwise, and at the expense of Buyer, all proceedings which Buyer may deem necessary or proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold, transferred or assigned to Buyer, and (c) to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased
Assets hereby sold, transferred or assigned to Buyer (except, in each case, as may otherwise be provided in this Agreement). Seller covenants and agrees that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller. Seller further covenants and agrees that Buyer shall retain for its own account any amounts collected pursuant to the foregoing powers, including any sums collected as interest in respect thereof, and Seller covenants and agrees to pay or deliver to Buyer, promptly following receipt by Seller, any amounts or property which may be received by Seller in respect of any of the Purchased Assets which are to be sold, transferred or assigned to Buyer pursuant to this Agreement. On the Closing Date, Seller shall cause each of the Selling Subsidiaries, as applicable, to execute and deliver to Buyer a power of attorney on the same terms and conditions as those described above in respect of Seller.
(Article 2 follows)
                    ARTICLE 2

     Transfer Date, Closing Date and Closing

     2.1  Transfer Date, Closing Date and
Closing. Consummation of the purchase and sale of the Purchased Assets and the Shares and the other transactions provided for in this Agreement (the "Closing") shall take place at the offices of Buyer, located at 360 North
Crescent Drive, Beverly Hills, California, on
October 2, 1998 (the "Closing Date"), commencing at 10:00 a.m. on such date, or at such other date or time or other place as the Parties may mutually agree upon in writing; provided, however, that for determination of all amounts required to be determined as of the Transfer Date and for purposes of reporting business transactions for tax purposes and for financial reporting purposes, the purchase and sale of the Purchased Assets and the Shares and all other transactions provided in this Agreement to occur as of the Transfer Date shall be deemed to have occurred simultaneously and shall be effective at 11:59 PM (Eastern time) on September 30, 1998 (the "Transfer Date"), or at such other date or time as the Parties may mutually agree upon in writing.
    2.2  Notice and Right to Cure.  At all times
prior to
the time of Closing on the Closing Date, the Parties shall promptly notify each other of the existence of any condition or the occurrence of any event which will or is likely to result in the failure to satisfy any one or more of the conditions set forth in Articles 6 and 7. If any of such conditions shall not have been satisfied or waived on or by the date on which the Closing is otherwise scheduled, then, subject to Section 10.1(b) and provided that such Party is not in breach of this Agreement, the Party which is unable to meet such condition shall have a reasonable time and a reasonable opportunity (not to exceed seven business days) to extend the Closing Date in order to satisfy, at its expense, such condition or conditions.

    2.3  Reconciliation of Cash.  Buyer and
Seller shall
perform a cash reconciliation with respect to the period between the Transfer Date and the Closing Date (the "Interim Period"), in accordance with this Section 2.3. In the event that the amount of cash receipts obtained by Seller or any Selling Subsidiary in respect of MTG, UK Subsidiary, Korean Subsidiary or Factory
Power during the Interim Period (the "Cash
Receipts") is greater or less than the cash disbursements made by Seller or any Selling
Subsidiary in respect of MTG, UK Subsidiary,
Korean Subsidiary or Factory Power during the
Interim Period (the "Cash Disbursements") (the amount of such difference is referred to as the "Cash Difference") (i) Seller shall pay the Cash
Difference plus applicable interest to Buyer (if the Cash Receipts are greater than the Cash
Disbursements), or (ii) Buyer shall pay the Cash
Difference plus applicable interest to Seller
(if the Cash Receipts are less than the Cash
Disbursements). On the date of delivery of the Preliminary Closing Balance Sheet, Seller shall deliver to Buyer a statement setting forth
Seller's calculation of the Cash Difference (the
"Preliminary Cash Difference"). Buyer shall accept, object to or be deemed to have accepted the Preliminary Cash Difference at the same time and in the same manner as it responds the Preliminary Closing Balance Sheet. Payment of the Cash Difference, plus interest thereon from the Closing Date to the date of payment at the Purchase Price Adjustment Interest Rate, shall be made at the same time and in the same manner as payment of the Adjustment.
(Article 3 follows)
                    ARTICLE 3

    Representations and Warranties of Seller

     Seller represents and warrants to the
Buying Entities as follows, which
representations and warranties shall be deemed reaffirmed and republished on the Closing Date as if made again on and as of the Closing Date, except to the extent that a representation or warranty expressly relates to an earlier date:
     3.1  Corporate Matters.
          (a)  Due Organization and
Qualification.  Each of
Seller, the Selling Subsidiaries and UK Seller is a corporation or limited liability company duly incorporated or formed, validly existing and, to the extent such concept is recognized in the applicable jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to conduct business as a foreign corporation in all jurisdictions where the conduct of the Business or the ownership of its assets in respect of MTG requires qualification, except where the failure to be in good standing or so qualified, individually or in the aggregate, would not have a material adverse effect on the financial condition, assets, results of operations or business of MTG. Each of UK
Subsidiary, Korean Subsidiary and Factory Power is a corporation or limited liability company duly incorporated or formed, validly existing and, to the extent such concept is recognized in the applicable jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to conduct business as a foreign corporation in all jurisdictions where it conducts a material portion of its business.
          (b)  Power and Authority to Conduct
Business.
Each of Seller, the Selling Subsidiaries and UK
Seller has the power and authority to own its properties, rights and assets in respect of MTG and to conduct the Business as now conducted, except where the failure to have such power or authority would not materially impair the abilities of the Parties to consummate the transactions contemplated by this Agreement.
Each of UK Subsidiary, Korean Subsidiary and
Factory Power has the power and authority to own its material properties, rights and assets and to conduct a material portion of its business as now conducted.
          (c)  Power and Authority to Enter Into
Agreements. Seller has the corporate power and authority to enter into this Agreement and the other agreements provided for herein (the
"Related Agreements") to which it is a party and, subject to the conditions provided in this Agreement, to consummate the transactions provided for in this Agreement and such Related
Agreements.  UK Seller has, or by the Closing
Date will have, the power and authority to sell the Shares to UK Buyer. Each of the Selling
Subsidiaries has, or by the Closing Date will have, the power and authority to sell its respective Purchased Assets to Buyer.
   (d)  Due Execution and Enforceability.  The
execution, delivery and performance by and on behalf of Seller of this Agreement and the Related Agreements to which it is a party have been duly and validly authorized and approved by its board of directors, and no other corporate action is necessary or required to authorize it to execute this Agreement and such Related
Agreements and to perform its obligations under this Agreement and such Related Agreements.
This Agreement constitutes, and such Related
Agreements (when executed by the parties to them) will constitute, the valid and legally binding obligations of Seller enforceable in accordance with their respective terms and conditions, except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

          (e)  Subsidiaries and Other Equity
Investments. Set forth on Schedule 3.1(e) is a list and description of all direct or indirect subsidiaries or other equity investments of Seller or any of its subsidiaries in any corporation, company, partnership, joint venture or other entity relating to MTG or the Business.
The Korean Shares
constitute all shares of capital stock of Korean
Subsidiary owned by CMMC. The Shares constitute all shares of capital stock of UK Subsidiary owned by UK Seller. The Factory Power Shares constitute all shares of capital stock of Factory Power owned by Seller which are properly allocable to the Business based upon the approximate Factory Power power usage by the Business.
          (f)  Articles and By-laws.  Set forth
on Schedule 3.1(f) are true and complete copies of the articles of incorporation and by-laws (or their substantial equivalents), as amended and in effect, of each of UK Subsidiary, Korean
Subsidiary and Factory Power.
          (g)  Capitalization and Shareholders.
Set forth on Schedule 3.1(g) is a list and description of the authorized, issued and outstanding capital stock of each of UK
Subsidiary, Korean Subsidiary and Factory Power, all options or warrants to purchase shares of capital stock of UK Subsidiary, Korean
Subsidiary or Factory Power, and any securities convertible into shares of capital stock of either UK Subsidiary, Korean Subsidiary or
Factory Power. Also set forth on Schedule 3.1(g) is a list of the names and addresses of all holders of shares of capital stock of UK
Subsidiary, Korean Subsidiary or Factory Power, options or warrants to purchase shares of capital stock of UK Subsidiary, Korean
Subsidiary or Factory Power or securities convertible into shares of capital stock of UK
Subsidiary, Korean Subsidiary or Factory Power.
All Shares are duly and validly issued, fully paid, and owned of record as set forth on
Schedule 3.1(g).
          (h)  Directors of Factory Power.  The
Board of Directors of Factory Power as of the date hereof consists of six directors, four of whom were nominated to the Board of Directors by Seller.
     3.2  Financial.
          (a)  December Financials.  Set forth
on Schedule 3.2(a) are the combined balance sheet of Seller and its subsidiaries in respect of MTG as of December 27, 1997 and December 28,
1996 (each, a "December Balance Sheet"), and the related statements of income for the years then ended (collectively, the "December Financials"), as prepared by Seller. Except as otherwise disclosed on Schedule 3.2(a), the December
Financials fairly present the combined financial position of Seller and its subsidiaries in respect of MTG as of December 27, 1997 and December 28, 1996, and the results of its operations for the years then ended, in accordance with GAAP applied on a basis consistent with prior periods.
          (b)  March Financials.  Set forth on
Schedule 3.2(b) are the combined balance sheet of Seller and its subsidiaries in respect of MTG as of March 31, 1998 (the "March Balance
Sheet"), and the related statement of income for the three-month period then ended (collectively, the "March Financials"), as prepared by Seller.
Except as otherwise disclosed on Schedule
3.2(b), the March Financials fairly present the combined financial position of Seller and its subsidiaries in respect of MTG as of March 31, 1998 and the results of its operations for the three-month period then ended, in accordance with GAAP applied on a basis consistent with the December Financials.
          (c)  June Financials.  Set forth on
Schedule 3.2(c) are the combined balance sheet of Seller and its subsidiaries in respect of MTG as of June 30, 1998 (the "June Balance Sheet"), and the related statement of income for the six-month period then ended (collectively, including the notes thereto, the "June Financials"), as prepared by Seller. Except as otherwise disclosed on Schedule 3.2(c), the June
Financials fairly present the combined financial position of Seller and its subsidiaries in respect of MTG as of June 30, 1998 and the results of its operations for the six-month period then ended, in accordance with GAAP applied on a basis consistent with the December
Financials and the March Financials.
          (d)  Events Subsequent to June Balance
Sheet. Since June 30, 1998, there has not been any of the following, except as otherwise disclosed on Schedule 3.2(d):
               (i)  Any material adverse change
               in the
conduct, financial position or operating results of the Business, from that reflected in the June
Financials;
               (ii) Any damage or destruction
(whether or not covered by insurance) materially and adversely affecting any material properties, rights or assets of MTG;
               (iii)     Any sale or other
disposition of any capital asset used in the Business with an original cost in excess of $250,000;

               (iv) Any increase in the wage,
salary, commission or other compensation (other than routine increases granted in the ordinary course of business and consistent with past practice and any increases required by contracts or commitments disclosed in the Schedules) payable or to become payable by Seller in respect of MTG, UK Subsidiary or Factory Power to any of its employees, or any change in any existing, or creation of any new, insurance or other plan under which such member provides benefits to such employees;

               (v)  Any declaration, setting
aside or payment of any dividend or any
distribution with respect to the shares of capital stock of either UK Subsidiary, Korean
Subsidiary or Factory Power, or any direct or indirect redemption, purchase or other acquisition of any such shares;

               (vi) Any grant of any options or
warrants to acquire any shares of capital stock of either UK Subsidiary, Korean Subsidiary or
Factory Power by such entity or Seller; or

               (vii)     Any release or waiver
by Seller, UK Subsidiary, Korean Subsidiary or
Factory Power of any material claim or right in respect of MTG.

          (e)  Indebtedness.  Set forth on
Schedule 3.2(e) is a list and description of all notes, loan agreements and other instruments pursuant to which Seller in respect of MTG, UK
Subsidiary, Korean Subsidiary or Factory Power is obligated for borrowed moneys (other than borrowed moneys which will be repaid at or prior to Closing and trade payables incurred in the ordinary course of business and other than as may be set forth on Exhibit B-2) and the outstanding balance of principal and interest thereunder as of a recent date.

          (f)  Financial Resources of Seller.
Following the Transfer Date, Seller will have adequate financial resources to operate the remaining businesses of Seller and its subsidiaries and to pay, perform and discharge all of the Unassumed Liabilities chargeable to Seller or its subsidiaries as they become due.

     3.3  Accounts Receivable.  Set forth on
Schedule 3.3 is a description of the existing
Receivables Purchase Agreement under which
Seller is obligated to deliver to Market Street
Funding Corporation all collections on the accounts receivable of MTG under a lockbox arrangement (the "Lockbox Arrangement"). All accounts, notes and drafts receivable (including unbilled receivables) of MTG have arisen from bona fide transactions actually made in the ordinary course of business, are valid and subject to no counterclaim or setoff except as may be set forth on Schedule 3.3 and are collectible in the ordinary course of business, except (i) for unbilled receivables, which, to the knowledge of Seller, will be collectible in the ordinary course when billed, (ii) to the extent of the reserve for uncollectible accounts provided for in the books and records of MTG or
(iii) as otherwise disclosed on Schedule 3.3.

     3.4  Inventories.  Set forth on Schedule
3.4 is a description of the inventory valuation policy of MTG. The inventories of MTG are, in the aggregate, of a quality consistent with past practices and generally usable and salable in the ordinary course of business, except for slow moving, damaged or obsolete items, all of which have been written down to net realizable value or adequate reserves have been provided therefor, and the value at which inventories are recorded in the books and records of MTG reflects the normal inventory valuation policy of MTG, applied on a basis consistent with prior periods, of stating inventory at the lower of cost or market, which inventory valuation policy is further described on Schedule 3.4.

  3.5  Mortgages, Security Interests, Liens and
                      Other
Encumbrances of Title. For purposes of this Agreement, a "Lien" shall mean any lien, encumbrance, mortgage, pledge, hypothecation, charge, option, right of first refusal, lease, license or other conflicting ownership or security interest in favor of any third party, other than defects, easements, encroachments and encumbrances that do not, individually or in the aggregate, materially impair value or continued use as currently conducted of the property to which they relate. "Permitted Lien" shall mean, collectively, any (i) Liens for Taxes, assessments or governmental charges or levies not yet due and any Liens for Taxes disclosed on
Schedule 3.21(c), (ii) statutory Liens of carriers, warehousemen, mechanics, materialmen and the like arising in the ordinary course of business that do not impair in any material respect the conduct of MTG's Business or the use of any of the Purchased Assets in the manner currently used by Seller, (iii) easements, restrictive covenants, rights of way and other similar restrictions of records, (iv) zoning, building and other similar restrictions, (v) easements, encumbrances, encroachments and other minor imperfections of title that do not impair in any material respect the continued conduct of MTG's Business or the continued use of any of the Purchased Assets, in the manner currently conducted or used by Seller, (vi) in the case of Leased Property, all matters, whether or not of record, affecting the title of the lessor
(and any underlying lessor) of the Leased
Property and (vii) any Lien caused by a Buying
Entity or otherwise in connection with this Agreement. Except as set forth on Schedule 3.5,
(a) UK Seller owns the Shares of record and beneficially, (b) Seller owns the Factory Power
Shares of record and beneficially, (c) CMMC owns the Korean Shares of record and beneficially,
(d) Seller (or one of the Selling Subsidiaries) has good title to each of the Purchased
Assets, and (e) UK Subsidiary, Factory Power and
Korean Subsidiary have good title to their respective properties, rights and assets; in each case, free and clear of all Liens other than Permitted Liens.
     3.6  Real Property.
          (a)  Owned Real Property.  Set forth
on Schedule 3.6(a) is a list of all real property owned by Seller in respect of the Business, UK Subsidiary, Korean Subsidiary or
Factory Power or in which any of them has any equity interest and a general description (e.g., warehouse, factory) of the use of the main buildings situated thereon (the "Owned Real
Property").  The principal structures
constituting part of the Owned Real Property and used in the conduct of the Business are in reasonable condition and repair (subject to ordinary wear and tear) and are reasonably adequate for the purposes to which they are being put, provided that Buyer is aware of the approximate age of such structures. Neither
Seller (or any of the Selling Subsidiaries) in respect of the Business, UK Subsidiary, Korean
Subsidiary nor Factory Power has voluntarily (as opposed to a road widening or encroachment by, or use resulting in an easement in favor of, a third party) disposed of any Owned Real Property within the past two years, except as otherwise disclosed on Schedule 3.6(a).
(b)  Realty Leases (as Lessee).  Set forth on
Schedule 3.6(b) is a list of all realty leases or similar contracts (the "Leases") under or pursuant to which Seller in respect of the Business, UK
Subsidiary, Korean Subsidiary or Factory Power leases or rents (as lessee or sublessee) any land, building or other realty. The Leases are in full force and effect in accordance with their respective terms, and the relevant entity within MTG has not received any notice from the lessor or sublessor that it is not in compliance in all material respects with all terms and conditions of the Leases, including the payment of rent, except such notices that have been timely complied with. Except as otherwise disclosed on Schedule 3.6(b), the premises leased pursuant to the Leases are in reasonable condition and repair (subject to ordinary wear and tear and repairs to be made by the lessor or sublessor) and are reasonably adequate for the purposes to which they are being put.

          (c)  Violation of Applicable Laws or
Restrictive Covenants. No written notice of violation of any applicable law (including without limitation any zoning law), covenant, condition, restriction or easement affecting any real property owned, leased or occupied by Seller, UK Subsidiary, Korean Subsidiary or
Factory Power in respect of the Business (the
"Real Property") or its use or occupancy, which violation would materially impair the value or continued use of the property to which it relates has been given to Seller in respect of the Business, UK Subsidiary, Korean Subsidiary or Factory Power by any governmental entity or other person entitled to enforce the same.
          (d)  Governmental Plans.  Seller has
received no written notice of any plan, study or effort by any governmental entity currently being pursued that would materially and adversely affect the current use or occupancy of the Real Property.

         (e)  Construction, Condemnation and
Access.
Seller has received no written notice of any plan currently being pursued to construct, modify or realign any street, highway, power lines, or pipelines, or any eminent domain proceeding, which would result in the taking of all or any part of the Real Property or would materially and adversely affect its use or occupancy. Each parcel of the Real Property has full and free access to a presently existing public right-of-way, and, to the best of the knowledge of Seller, there is no governmental proceeding, fact or condition presently being pursued or existing which would materially impair or result in the termination of any such access. MTG has full and free right to use all access points relating to the Real
Property currently used by it in the Business.
          (f)  Environmental Matters.  Except as
set forth on Schedule 3.6(f) or as otherwise disclosed or revealed by any "Phase I" or "Phase
II" (as such terms are defined in Section
5.19(a)) assessments undertaken by Buyer pursuant to Section 5.19:
               (i)  MTG has obtained and
currently maintains all material permits, licenses and other authorizations (the
"Environmental Permits") which are presently required with respect to the operation of the Business or any Real Property under applicable federal, state, local and foreign laws, and applicable regulations relating to pollution or protection of the environment, including without limitation laws and regulations relating to emission, discharge or release of any "Hazardous
Substance" (as defined below) into the
environment (including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata located both on and off-site) or otherwise relating to the manufacture, processing, distribution, generation, use, removal, abatement, remediation, treatment, storage, disposal, transport, recycling, reclamation, management, handling, import or export of any Hazardous Substance (collectively, the "Environmental Laws"). The term "Hazardous
Substance" shall mean any toxic or hazardous constituents, pollutants, waste waters, byproducts, contaminants, chemicals, compounds, substances, materials or wastes, including without limitation asbestos, polychlorinated biphenyls ("PCBs"), petroleum or any petroleum products or other constituents or petroleum-based derivatives or urea formaldehyde. Neither
Seller in respect of MTG, UK Subsidiary, Korean
Subsidiary or Factory Power has been notified in writing by any governmental entity that any of the Environmental Permits will be materially modified or suspended or revoked. MTG is in material compliance with the terms and conditions of the Environmental Permits;
               (ii) MTG is in material
compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables imposed or required by the Environmental Laws;
               (iii)     There is no civil,
               criminal or
administrative action, suit, demand, claim, hearing, notice of violation, order, investigation, proceeding, notice or demand letter received by or pending against Seller, UK
Subsidiary, Korean Subsidiary or Factory Power in respect of any Real Property or any site off the Real Property based on the Environmental
Laws or any binding code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered or promulgated under such Environmental Laws;
               (iv) There has been no storage,
holding, existence, release, spill, emission, discharge, generation, processing, treatment, abatement, removal, recycling, reclamation, disposal, handling, use or transportation of any Hazardous Substance from, under, into, at or on any Real Property
(an "Environmental Activity") which has resulted or is reasonably likely to result in a violation by or a material liability of Seller, UK
Subsidiary, Korean Subsidiary or Factory Power under the Environmental Laws, or which has resulted in the contamination of any Real
Property that is required by any governmental entity to be investigated, removed or remediated under the Environmental Laws; and
               (v)  To the knowledge of Seller,
all manufacturing facilities located on the Real
Property have, in the last 25 years, been used only for manufacturing, assembling, remanufacturing, repairing, testing, painting and packaging of power driven machines and components therefor.
          (g)  Utilities.  All electric, gas,
water, sewage, communications and other
utilities necessary or advisable for the operation of the Business on the Real Property are sufficient for the normal operation of the Business as presently conducted thereon.
3.7  Right to Use Properties and Assets.  MTG is
                       not
using any properties, rights or assets to conduct the Business which are not duly owned, leased, or licensed by it.

     3.8  Contracts and Commitments.

          (a)  Sales Orders, Bids and Proposals.
Set forth on Schedule 3.8(a) is a list of each individual outstanding sales order, sales contract, bid or sales proposal of MTG in excess of $250,000. Seller has provided Buyer with access to true and correct copies of all outstanding sales orders, sales contracts, bids or sales proposals of MTG (the "Sales Orders"), except to the extent such access may be restricted by applicable laws, regulations or contract terms. Except as otherwise indicated on Schedule 3.8(a), all Sales Orders required to be set forth on such Schedule currently in effect have been made in the ordinary course of business, at arms' length and are not currently expected to result in a loss upon completion of performance.

          (b)  Purchase Orders.  Set forth on
Schedule 3.8(b) is a list and description of each individual outstanding purchase order and purchase commitment of MTG in excess of $100,000. Seller has provided Buyer with access to true and correct copies of all purchase orders and purchase commitments of MTG
("Purchase Orders"). Except as otherwise indicated on Schedule 3.8(b), all Purchase
Orders have been incurred in the ordinary course of business and at arms' length, and are not in excess of the normal requirements of the Business or at any excessive price, in each case, based upon the current and historical practices of the Business.

          (c)  Sales Representative, Distributor
and Dealer Agreements.  Set forth on Schedule
3.8(c) is a list of all outstanding sales representative, sales agent, dealer and distributor agreements and similar contracts or agreements of MTG. Except as disclosed on
Schedule 3.8(c), all such contracts or
agreements are terminable by the relevant entity within MTG upon 90 days or less notice without penalty or premium.

          (d)  Personal Property Leases (As
Lessee).  Set
forth on Schedule 3.8(d) are (i) a list of each individual lease, contract and other agreement under which MTG leases or rents (as lessee) any machinery, equipment or other personal property and which is not terminable at any time by the relevant entity within MTG without any additional payment, indemnity or penalty upon 30 days or less notice, and under which lease or rent payments exceed $10,000 annually, and (ii) a list of each lease under which MTG leases or rents (as lessee) any motor vehicle used in connection with the Business.

          (e)  Noncompetition Agreements or
Covenants. Set forth on Schedule 3.8(e) is a list of every agreement or other commitment imposing on Seller in respect of MTG, UK
Subsidiary, Korean Subsidiary or Factory Power any covenant not to compete or other covenant materially restricting the development, manufacture, marketing or distribution of products or services of MTG.
          (f)  Confidential Nondisclosure
Agreements. Set forth on Schedule 3.8(f) is a list of all written agreements between MTG and any of its customers, suppliers or others which contain provisions for the nondisclosure by MTG of confidential or proprietary information.
          (g)  Consultant Agreements.  Set forth
on Schedule 3.8(g) is a list of all outstanding consultant agreements (other than agreements listed on Schedule 3.8(c)) of MTG which are not capable of termination on 90 days notice or less.
          (h)  Guarantees.  Set forth on
Schedule 3.8(h) is a list of any obligation, contingent or otherwise, of MTG directly or indirectly guaranteeing any debt of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of MTG (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any debt of any other person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the holder of such debt or the payment thereof (in whole or in part) (other than endorsements for collection or deposit in the ordinary course of business).
(i)  Powers of Attorney, Proxies.  Set forth on
Schedule 3.8(i) is a list of all outstanding powers of attorney or proxies granted by Seller in respect of MTG, UK Subsidiary, Korean Subsidiary or
Factory Power which powers of attorney or proxies concern material rights or claims of MTG.

          (j)  Letters of Credit, Surety, Bid
and Performance Bonds.  Set forth on Schedule
3.8(j) is a list of all commercial letters of
credit, stand-by letters of credit, surety, bid,
performance bonds and other similar instruments
(i) securing the obligations of Seller in
respect of MTG, UK Subsidiary, Korean Subsidiary
or Factory Power or (ii) securing any
outstanding payment obligations of a third party
to Seller in respect of MTG, UK Subsidiary,
Korean Subsidiary or Factory Power.
          (k)  Derivatives.  Set forth on
Schedule 3.8(k) is a list of any obligation of
Seller in respect of MTG, UK Subsidiary, Korean
Subsidiary or Factory Power in respect of any
rate swap transaction, basis swap, forward rate
transaction, commodity swap, commodity option,
equity or equity index swap, equity or equity
index option, bond option, interest rate option,
foreign exchange transaction,
cap transaction, floor transaction, collar
transaction, currency swap transaction, cross-
currency rate swap transaction, currency option
or any other similar transaction (including any
option with respect to any of the foregoing
transactions) or any combination of the
foregoing transactions.
(l)  Major Customers and Suppliers.  Set forth
on Schedule    3.8(l) is a list of the ten
largest customers and
the ten largest suppliers of each of Seller in respect of the Business and UK Subsidiary for the period indicated therein, including the dollar amounts represented by each such customer or supplier, during such period.

(m)  Contracts with Affiliates.  Set forth on
Schedule 3.8(m) is a list of any lease, license,
contract or agreement between Seller in respect
of MTG, UK Subsidiary, Korean Subsidiary or
Factory Power on the one hand, and any Affiliate
of any such party, or any officer, director, of
any such party, on the other hand.  All such
contracts are on arm's length terms, except as
otherwise indicated on Schedule    3.8(m).  As
used in this Agreement, "Affiliate"
means, with respect to any person, any other person controlling, controlled by, or under common control with such person. For purposes of the definition of "Affiliate," the term
"control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any person) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person whether through ownership of voting securities, by contract or otherwise.

          (n)  Other Contracts.  Set forth on
Schedule 3.8(n) is a list of any other contract or commitment of MTG that is material to the Business and which is not of the type required to be disclosed in any other Schedule to this Agreement pursuant to the provisions hereof.
For purposes of this paragraph, a contract or commitment shall be deemed to be material if the consideration remaining to be paid by MTG thereunder exceeds $250,000 or is not capable of termination on 90 days notice or less.
 3.9 Suitability and Good Repair. The material tangible Purchased Assets and tangible assets of UK Subsidiary, Korean Subsidiary or Factory
Power (in each case, excluding Real Property) are generally in reasonable working condition and repair (considering balance sheet reserves and subject to ordinary wear and tear), and reasonably sufficient for the purposes to which they are being put and for the conduct of the Business as it is currently being conducted, except as otherwise disclosed on Schedule
3.9.
     3.10 Patents, Trademarks, Service Marks and
Copyrights.


(a)  Intellectual Property Rights.  Set forth on
Schedule 3.10(a) is a list and description of all patents, patent applications, trademarks, trademark registrations and trademark applications, service marks, service mark registrations and service mark applications, copyright registrations and copyright registration applications, both domestic and foreign, which are owned by Seller in respect of the Business, UK Subsidiary, Korean Subsidiary or Factory
Power. The assets listed on Schedule 3.10(a), all patent disclosures, chip registrations and their applications, if any, and all "Software"
(as defined in Section 3.13), know how,
industrial property, technology or other proprietary rights which are owned by Seller or any of its subsidiaries in respect of the Business are referred to as the "Intellectual Property."
Except as otherwise indicated on Schedule
3.10(a), Seller, UK Subsidiary, Korean
Subsidiary or Factory Power presently own, or by the Closing will own, all right, title and interest in and to the Intellectual Property, validly and beneficially, free and clear of all Liens, with all rights afforded therein under applicable law. Except as set forth on Schedule
3.10(a), within the past five years, neither
Seller, UK Subsidiary, Korean Subsidiary nor
Factory Power has received written notice of any claim or challenge of a third party of adverse ownership or invalidity of the Intellectual
Property nor, to the knowledge of Seller, has any such claim or challenge been overtly threatened. Except as set forth on Schedule
3.10(a), no written assertions of infringement of proprietary rights of others have been received by Seller, UK Subsidiary, Korean
Subsidiary or Factory Power in relation to MTG within the past five years. There are no trade names used by the Business other than the corporate names of any entity within MTG.


(b) Licenses of Intellectual Property Rights To or From Third Parties. Set forth on Schedule
3.10(b) is a list and description of (i) all currently material licenses, assignments and other transfers of Intellectual Property granted to others by Seller in respect of the Business, UK Subsidiary, Korean Subsidiary or Factory
Power, and (ii) all licenses, assignments and other transfers of patents, trademarks, service marks, copyrights, trade secrets, material
Software, know-how, industrial property, technology or other proprietary rights granted to Seller in respect of the Business, UK
Subsidiary, Korean Subsidiary or Factory Power by others and currently material (other than pre packaged or off the shelf Software). Except as disclosed on Schedule 3.10(b), none of the licenses described above is subject to termination, cancellation or change in its terms or provisions or to cause a payment to become due from Seller, UK Subsidiary, Korean
Subsidiary or Factory Power as a result of this Agreement or the transactions provided for in this Agreement.

(c)  No Infringement.  Except as set forth in
Schedule 3.10(c), neither Seller, UK Subsidiary,
Korean
Subsidiary or Factory Power has made any assertion of infringement or misappropriation of any Intellectual Property by another person and, to the knowledge of Seller, there is not occurring, as of the date hereof, any such material infringement or misappropriation of any Intellectual Property.

(d)  Registration and Maintenance Fees.
Seller, UK Subsidiary, Korean Subsidiary or
Factory Power has paid all maintenance, renewal
or similar fees required by the applicable
government agencies to maintain any of the
registrations made in respect of the
Intellectual Property identified in Schedule
3.10(a), except for those which are not yet due
and payable or as otherwise disclosed on
Schedule 3.10(d).  Seller, UK Subsidiary,
Korean Subsidiary or Factory Power has filed
responses to all actions from applicable
governmental agencies required to be made that
have become due relating to any Intellectual
Property, and has paid all costs and charges
relating to such actions, including without
limitation legal fees.
  3.11 Patent, Trade Name, Trademark, Service
                    Mark or
Copyright Infringement and Indemnification.  Set
forth on Schedule   3.11 is a list of all claims
for indemnification
made against MTG by any other person for infringement of any patent, trade name, trademark, service mark, copyright, Software, know-how, industrial property, technology or other proprietary rights of others, and the amounts paid by MTG in respect of such claims, if any.

     3.12 Confidential Information or Trade
Secrets. Except as set forth on Schedule 3.12, there are no written claims or written demands of any person pertaining to, or any proceedings which are pending or, to the knowledge of Seller, threatened, which challenge the rights of MTG in respect of any proprietary or confidential information or trade secrets used in the conduct of the Business, and, to the knowledge of Seller, no methods, processes, procedures, apparatus or equipment used in the Business use or include any proprietary or confidential information or trade secrets misappropriated from any person or entity. MTG has no confidential information owned or claimed by third parties not rightfully in its possession, and MTG has complied in all material respects with all agreements, understandings and licenses governing the use of any confidential information used in the Business that is owned or claimed by third parties.

     3.13 Software.

          (a)  Definition.  For purposes of this
Agreement, "Software" shall mean a computer program or any part of such computer program
(excluding computer programs or parts thereof licensed to Seller, UK Subsidiary, Korean
Subsidiary or Factory Power by unaffiliated licensors or otherwise supplied to Seller, UK
Subsidiary, Korean Subsidiary or Factory Power by third parties), whether in source code, object code or in any other form, whether recorded on tape or on any other media, and all modifications, enhancements or corrections made to such program, and all documentation relating to such program that is reasonably required to operate such program, including any flow charts, designs, instructions, job control procedures and manuals relating to such program in printed or machine readable form. All Software that is used in the manufacture or use of the current products of the Business or is under development for use in the manufacture or use of the current products of the Business is referred to as the "MTG Software."
          (b)  Year 2000.  Neither the
performance nor the functionality of the MTG
Software or any hardware developed or
manufactured by MTG is materially adversely affected by dates prior to, during and after the year 2000.
(c) Development. No present or former employee of MTG is, or is now expected to be, in default under any term of any employment agreement or arrangement, any noncompetition agreement or arrangement or any other agreement or arrangement, in each case, relating to MTG's rights to and claims under the MTG Software or its development or exploitation, except as otherwise disclosed on Schedule 3.13(c). Except as otherwise disclosed on Schedule
3.13(c), (i) to the knowledge of Seller, the MTG
Software was developed entirely by the employees of MTG or by independent contractors, (ii) to the knowledge of Seller, the MTG Software that was developed by the employees of MTG was developed as part of their employment responsibilities during the time that they were employees only of MTG, and the MTG Software does not include any inventions of such employees made prior to the time of their employment by MTG or any intellectual property of any previous employer of such employees, and (iii) each of the contracts with third parties who developed any MTG Software provides that the software developed under such contract is a work made for hire or otherwise belongs to MTG.

          (d)  Protection of MTG Software.
Seller has taken commercially reasonable steps
in light of standard industry practices to
maintain the MTG Software as confidential, trade
secret or copyrighted material of MTG or its
licensors.  To the knowledge of Seller, there is
no breach of any confidentiality agreement in
favor of MTG relating to the MTG Software by any
third parties.  Except as disclosed in the
licenses set forth on Schedule 3.10(b), neither
Seller in respect of the Business nor UK
Subsidiary, Korean Subsidiary or Factory Power
has conveyed or granted to any third parties any
other rights to the MTG Software, nor is it
obligated to grant or convey any rights to
license, market or incorporate in other
Software, sell or otherwise use any such
Software, and no third party has unauthorized
access to the documentation, source code or
similar material for such Software.
     3.14 Product and Service Warranties.  Set
forth on Schedule   3.14 are the standard
product and service warranty
policies of MTG and a listing of product and service warranties given to customers of the Business prior to the Agreement Date which by their terms do not terminate twelve months or less from the Agreement Date. Also set forth on
Schedule 3.14 is a description of MTG's warranty experience with respect to its products, including the amounts paid to satisfy or compromise any warranty claims, since December 31, 1996.

     3.15 Employees; Employee Benefits.

(a) Employees; Recent Terminations. Set forth on Schedule 3.15(a) is a list of the names and titles of all current employees of MTG (the "Employees").
Seller has previously furnished to Buyer a schedule showing the current rates of compensation of each of the Employees and any applicable incentive or other compensation arrangements. Also set forth on Schedule 3.15(a) is a list by location in the United States of the number of former employees of the Business whose employment with Seller in respect of MTG, UK Subsidiary, Korean Subsidiary or Factory
Power was terminated within the three-month period preceding the Agreement Date. All such terminations were effected in compliance with the Worker Adjustment and Retraining
Notification Act of 1988 (the "WARN Act") or for a fair reason as defined in Section 98 of the Employment Rights Act 1996 (the "Employment
Rights Act"), as applicable.

          (b)  Indebtedness to Employees.  No
member of MTG is indebted to any of its present or former employees in any amount whatsoever, other than for accrued wages, bonuses and related benefits and reasonable reimbursable business expenses incurred in the ordinary course of business, except as otherwise disclosed on Schedule 3.15(b).
          (c)  Loans or Advances to Employees.
No member of MTG has outstanding and
unsatisfied, in whole or in part, any loan or advance to any of its present or former employees, other than reasonable advances for business and related expenses made in the ordinary course of business, except as otherwise disclosed on Schedule 3.15(c).
          (d)  Collective Bargaining Agreements.
Except as set forth on Schedule 3.15(d), there are no collective bargaining or similar agreements between the relevant entity within MTG on the one hand, and any group of employees, union or labor organization, on the other hand; and no such agreement or understanding is presently proposed or under discussion.

          (e)  Other Labor Matters.  MTG is in
compliance in all material respects with all applicable laws relating to employment, employment practices, terms and conditions of employment, wages and hours. Within the last two years, no member of MTG has experienced any union organizing activity or any work stoppage due to any labor disagreement with respect to the Employees. There is no strike, slowdown or stoppage pending or, to the knowledge of Seller, threatened against Seller in respect of MTG, UK
Subsidiary, Korean Subsidiary or Factory Power.

          (f)  Employee Benefit Plans.

          (i)  Set forth on Schedule 3.15(f) is
a list of all employee benefit plans in effect for the benefit of the present or former employees of MTG or any group of such employees, or for the benefit of dependents of any of them
(collectively, the "Compensation and Benefit
Plans"), including without limitation any pension, life and dependent life, accidental death and health insurance (including medical, dental and vision), hospitalization, medical examination, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, tax preparation assistance and equalization, pay-in-lieu, sick pay, sick leave, disability, tuition refund, service award, company car, car allowance, scholarship, relocation, patent award, living allowances, housing allowances, annual home leave costs, employee assistance, travel accident, dependent schooling and supplements, fringe benefit and other employee benefit plans, contracts, policies or practices providing employee or executive compensation or benefits.
Neither Seller in respect of MTG, UK Subsidiary,
Korean Subsidiary nor Factory Power has
committed to establish any agreement or
arrangement of the type required to be disclosed on Schedule 3.15(f), except as otherwise indicated on such Schedule.

          (ii) All Compensation and Benefit
Plans comply with, and have been administered in accordance with, all applicable laws and regulations.

          (iii)     Seller has provided Buyer
with access to true, correct and complete copies of (1) each Compensation and Benefit Plan that is subject to Title IV of ERISA, including amendments thereto (each, an "ERISA Plan"), or, in the case of any unwritten ERISA Plan, a description thereof, (2) if applicable, the current trust agreement for each ERISA Plan, including amendments thereto, (3) if applicable, the most recent summary plan description for each ERISA Plan and all modifications thereto,
(4) if applicable, the most recent Form 5500 filed for each ERISA Plan, (5) if applicable, the most recent actuarial valuation report prepared in connection with any ERISA Plan, and
(6) if applicable, the most recent determination letter received from the Internal Revenue
Service with respect to such ERISA Plan.

          (iv) No ERISA Plan is a "multi
employer plan" (as defined in Section 4001(a)(3)
of ERISA). With respect to each ERISA Plan (1) all payments due from any such plan (or from Seller with respect to any such plan) have been made, (2) Seller has complied in all material respects with, and each such ERISA Plan conforms in all material respects in form and operation to, all applicable laws and regulations, including without limitation ERISA and the Code and all material reports and information relating to such ERISA Plan required to be filed with any governmental entity have been timely filed, (3) all material reports and information required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided, (4) there have been no prohibited transactions within the meaning of Section 406 and 407 of ERISA or
Section 4975 of the Code with respect to any ERISA Plan, (5) each such ERISA Plan which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and to the knowledge of Seller, nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption, and (6) to the knowledge of Seller, there are no actions, suits or claims pending
(other than routine claims for benefits) or threatened with respect to any ERISA Plan or against the assets of such ERISA Plan.
          (v)  UK Subsidiary neither operates
          nor is a
participant in any pension arrangement other than the Cincinnati Milacron Pension Plan established by a trust deed dated September 28, 1966 (the "1966 UK Pension Plan") together with the Cincinnati Milacron Limited Supplementary
Pension Plan established by a trust deed dated
April 2, 1982 (together with the 1966 UK Pension
Plan, the "UK Pension Plans"). UK Subsidiary has no legal obligation to provide "relevant benefits" within the meaning of Section 612 of the Income and Corporation Taxes Act 1988 (the
"Taxes Act") other than under the UK Pension
Plans. Each of the UK Pension Plans is an exempt approved scheme (within the meaning of Chapter I of Part XIV of the Taxes Act). The
1966 UK Pension Plan is a contracted-out scheme for the purposes of the Pension Schemes Act
1993. True copies of the current Trust Deeds and Rules and ancillary deeds of each of the UK
Pension Plans have been delivered to Buyer together with true copies of all relevant explanatory booklets, relevant announcements and other relevant communications to employees, including details of any augmentations of benefits under the UK Pension Plans. The UK
Pension Plans have been funded to the extent recommended by the actuary to each of the UK
Pension Plans. All insurance premiums in respect of each of the UK Pension Plans (whether payable by UK Subsidiary or by the trustees or administrator of either of the UK Pension Plans) have been paid. UK Subsidiary, Cimcool Europe
BV (the "UK Participating Employer") and the trustees of the UK Pension Plans have duly complied with their respective obligations under the trust deeds and rules and under the provisions of relevant legislation including the Pensions Act 1995 and with the requirements of the Pension Schemes Office affecting schemes approved under Chapter 1 of Part XIV of the Taxes Act. No employers other than UK
Subsidiary and the UK Participating Employer participate in either of the UK Pension Plans.
To the knowledge of Seller no claim has been made against the trustees or administrator of either of the UK Pension Plans or against any other person whom UK Subsidiary is or may be liable to compensate or indemnify or against UK
Subsidiary as employer of the UK Pension Plans in respect of any act, omission or other matter concerning the UK Pension Plans. No retirement benefits scheme (as defined in Section 611 of the Taxes Act) in which employees or former employees of UK Subsidiary participate or have participated has been or is in the process of being (or is proposed to be) wound up (in whole or in part) or closed to new entrants (in whole or in part).

          (g)  Employment Contracts.  Set forth
on Schedule 3.15(g) is a list of all written contracts between Seller in respect of MTG, UK
Subsidiary, Korean Subsidiary or Factory Power and any of the Employees. Seller has provided
Buyer with access to true and correct copies of all such contracts.

     3.16 Pending or Threatened Claims,
Litigation and Governmental Proceedings. Set forth on Schedule 3.16 is a list and description of every written complaint submitted to a court, suit, action, arbitration or regulatory, administrative or governmental proceeding which is pending or, to the best of the knowledge of Seller, threatened against MTG and which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on those Purchased Assets (or any other rights or assets of MTG) to which it relates. No suit, action or other judicial or governmental proceeding is pending or, to the best of the knowledge of Seller, threatened before any court or governmental agency, nor has Seller received any written notice that any investigation or review by any governmental agency with respect to the Business is pending or contemplated, in each case, which is likely to result in the restraint or prohibition of, or the obtaining of substantial damages in connection with, this Agreement or the consummation of the transactions provided for in this Agreement.

     3.17 Judgments, Orders and Consent Decrees.
Except as set forth on Schedule 3.17, MTG is not subject to any judgment, order or decree of, or agreement with, any court, arbitrator or regulatory authority materially limiting, restricting or adversely affecting the conduct of the Business; and no such proceeding is pending or, to the best of the knowledge of Seller, threatened against MTG.

     3.18 Compliance With Laws.  To the
knowledge of Seller, the Business has been conducted in compliance and conformity in all material respects with all applicable laws, regulations, orders, judgments, injunctions, awards or decrees. This Section does not relate to real property and Environmental Law, to which
Section 3.6 is exclusively applicable; employees and employee benefits, to which 3.16 is exclusively applicable; and Taxes, to which
Section 3.21 is exclusively applicable.

     3.19 Franchises, Permits, Etc. Except as otherwise disclosed on Schedule 3.19, to the knowledge of Seller, MTG has obtained and is in compliance in all material respects with all terms and conditions of all material governmental and business franchises, permits, licenses and other authorizations (collectively, the "Authorizations") that are necessary for it to conduct the Business as and where it is now conducted. Except as otherwise indicated on
Schedule 3.19, neither Seller, UK Subsidiary,
Korean Subsidiary nor Factory Power has received any written notice from a relevant person or authority that any such Authorization in connection with the Business is to be revoked or will not be renewed. To the knowledge of Seller, none of such Authorizations will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Seller has no knowledge of any pending or threatened regulatory change, whether domestic or foreign, which would adversely affect its business or business prospects or require product changes.

     3.20 Economic Sanctions and Questionable
Payments. MTG has no contracts, agreements or other binding obligations in effect with, or any outstanding bids or proposals to, the governments of Iran, Iraq, Libya, North Korea,
Cuba, or any agency, subdivision or component of any such governments or any national entity owned by such governments or any legal person or entity located in such countries, except as otherwise disclosed on Schedule 3.20. Except for commission arrangements entered into in the ordinary course of business and consistent with past practice, to the knowledge of Seller, no officer or employee of Seller or any of its subsidiaries has provided (or has any contracts, agreements, arrangements or binding and enforceable understandings to provide) any payment of money or other remuneration or benefit of any kind to any party to obtain or retain business in connection with the Business, other than gifts or entertainment that are consistent with its customary business practices, are limited in value and do not violate any applicable law.

     3.21 Taxes.

          (a)  Definitions.  For purposes of
this Agreement, the term "Taxes" means all forms of tax, wherever levied or imposed, of whatever nature and whether past, present or future, and all penalties, charges, costs and interest relating to the same and any penalties chargeable for noncompliance with any statutory provisions or regulations in connection therewith. For purposes of this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b)  Returns and Reports.  Each of UK
Subsidiary, Korean Subsidiary and Factory Power has filed on a timely basis with all appropriate governmental authorities all material Tax
Returns required to be filed by it. All such Tax Returns are complete and accurate in all material respects and have been prepared on a basis consistent with that of previous years, except as otherwise disclosed on Schedule
3.21(b). The foregoing Tax Returns are not subject to material penalties under Section 6662 of the Code relating to accuracy related penalties (or any corresponding provision of the state, local or foreign law or any predecessor provision of such law). All material Taxes shown on such Tax
Returns as owed by UK Subsidiary, Korean
Subsidiary or Factory Power have been paid.

(c)  Disputes.  Except as otherwise disclosed on
Schedule 3.21(c), with respect to such Tax
Returns, there is
no material dispute or claim concerning any Tax liability of UK Subsidiary, Korean Subsidiary or
Factory Power either (i) claimed or raised by any authority in writing or (ii) as to which Seller or any of the directors or officers of Seller in respect of MTG, UK Subsidiary, Korean
Subsidiary or Factory Power (or any of the directors and officers of any of them) has any knowledge based upon personal contact with any agent of such authority.

          (d)  Withholding Taxes.  Each of UK
Subsidiary, Korean Subsidiary and Factory Power has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.
          (e)  Audits.  Schedule 3.21(e) lists
all material federal, state, local and foreign
Tax Returns of UK Subsidiary, Korean Subsidiary or Factory Power filed for taxable periods and ending on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has furnished
Buyer with access to complete copies of all material federal Tax Returns that have been filed as of the date hereof, material examination reports, and material statements of deficiencies assessed against, or agreed to by UK Subsidiary, Korean Subsidiary or Factory
Power since December 31, 1994.  Neither UK
Subsidiary, Korean Subsidiary nor Factory Power has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.
MTG has complied in all material respects with all state abandoned or unclaimed property laws.
          (f)  Collapsible Corporations and
Excess Parachute Payments.  Neither UK
Subsidiary, Korean Subsidiary nor Factory Power has filed a consent under Section 341(f) of the Code concerning collapsible corporations.
Except as set forth on Schedule 3.21(f), neither
UK Subsidiary, Korean Subsidiary nor Factory
Power has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.
          (g)  Reserve for Taxes.  The unpaid
Taxes of UK Subsidiary, Korean Subsidiary or
Factory Power (i) did not, as of December 31,
1997, exceed, by any material amount, the reserve for income tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the December
Balance Sheet (rather than in any notes
thereto), and (ii) do not exceed, by any material amount, that reserve as adjusted for the passage of time through the Transfer Date in accordance with the past custom and practice of UK Subsidiary, Korean Subsidiary or Factory
Power, as the case may be, and in filing their respective Tax Returns.
Adequate provision has also been made in the December Balance Sheet and in the books and records of UK Subsidiary, Korean Subsidiary or
Factory Power, and will be adjusted for the passage of time through the Transfer Date and reflected in the Final Closing Balance Sheet, for any deferred Taxes applicable to all differences, if any, between book and taxable income.

          (h)  Absence of Certain Agreements.
Except as otherwise disclosed on Schedule
3.21(h), neither UK Subsidiary, Korean
Subsidiary nor Factory Power is a party to any Tax sharing, allocation or indemnification agreement.

          (i)  State and Local Tax Benefit
Agreements. Set forth on Schedule 3.21(i) are copies of the applicable state and local tax agreements (collectively, the "State and Local
Tax Benefit Agreements") between Seller and the applicable State or local taxing authority which relate to the Business. Also set forth on
Schedule 3.21(i) is a description of the extent to which each of the State and Local Tax Benefit Agreements is transferable to the Business. Seller is materially in compliance with all terms of the State and Local
Tax Benefit Agreements.

          (j)  NOL.  As of December 31, 1997, UK
Subsidiary had tax net operating losses for UK income tax purposes of ,18,321,634. Since
December 31, 1997, there has not been a change in the business of UK Subsidiary that would cause such net operating losses to become unusable to offset the income of UK Subsidiary.

     3.22 Insurance and Banking

          (a)  Insurance Policies.  Set forth on
Schedule 3.22(a) is a list of all insurance policies (including the terms of any self-insurance programs) and bonds (excluding instruments referred to in Section 3.8(j)) in force for the current policy year, with respect to the business, operations, properties, assets and employees of MTG.

          (b)  Bank Accounts.  Set forth on
Schedule 3.22(b) is a list of the names and locations of all banks or similar financial institutions in which Seller in respect of MTG, UK Subsidiary, Korean Subsidiary or Factory
Power maintains an account, the account numbers and the names of all persons authorized to sign checks, drafts or other instruments drawn thereon.

     3.23 Required Consents.  Set forth on
Schedule 3.23 is a list of any material consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority that is required in connection with the execution, delivery and performance by Seller of this Agreement and the Related
Agreements to which it is a party and any material consent of any private third party that is required in connection with the sales of the Purchased Assets and the Shares to Buyer and UK
Buyer, respectively, as contemplated by this Agreement.

 3.24 No Breach of Statute or Contract.  Except
                     to the
extent that any of the consents, approvals and authorizations set forth on Schedule 3.23 shall not have been obtained prior to Closing, neither the execution and delivery by Seller of this Agreement and the Related Agreements to which it is a party, nor compliance by it with the terms and provisions of such agreements, will breach or violate any applicable statute, law, ordinance, rule or regulation of any governmental authority, domestic or foreign, or any of the terms, conditions or provisions of the articles of incorporation and by-laws of Seller, or any judgment, order, injunction, decree, material agreement or other material instrument to which Seller is a party or by which any of its properties, rights or assets are bound.

     3.25 Broker's or Finder's Fees.  No person
or firm other than Lazard Freres & Co. LLC
("Lazard"), Seller and its Affiliates (and their
respective directors, officers and employees)
has arranged, or participated in arranging, on
behalf of Seller, the transactions provided for
in this Agreement.  Except for any compensation
that may be or become payable to Lazard (which
shall be paid solely by Seller),there are no
broker's or finder's fees to be paid by Seller
in connection with the transactions provided for
in this Agreement.  Seller has no knowledge of,
and has taken no action which would give rise
to, any claim for a broker's or finder's fee to
be paid by Buyer in connection with the
consummation of the transactions provided for in
this Agreement.
     3.26 True and Accurate Schedules.  Seller
has furnished Buyer with access to or copies of
true, accurate and complete copies of all
documents listed in any Schedule.
     3.27 Entire Business.  The Purchased
     Assets, together
with the Shares, include all the properties and
assets used or held for use by Seller or any
Affiliate of Seller primarily or exclusively in
the conduct of the business of MTG as currently
conducted by Seller and its subsidiaries, except
for the Excluded Assets and except as set forth
on Schedule               3.27.  Specifically
identified on Schedule 3.27 are
any material assets used in the Business that are shared with other businesses of Seller or any of its Affiliates and which are not included in the Purchased Assets.

  3.28 Duty of Seller to Make Inquiry.  To the
                     extent
that any of the representations and warranties made by Seller in this Agreement are qualified by the knowledge or belief of Seller, such knowledge or belief shall refer solely to the knowledge and belief, after reasonable investigation, of the employees of Seller and MTG set forth on Schedule 3.28.

     3.29 No Other Representations. Except for the representations and warranties expressly made by Seller in this Agreement (including the Exhibits and Schedules), neither Seller nor any other person makes any express or implied representation or warranty on behalf of Seller.

(Article 4 follows)
                    ARTICLE 4

  Representations and Warranties of the Buying
                    Entities

     Each of the Buying Entities represents and warrants to Seller as follows, which representations and warranties shall be deemed reaffirmed and republished on the Closing Date as if made again on and as of the Closing Date:

     4.1  Corporate Matters.

          (a)  Due Organization.  Each of the
Buying Entities is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
          (b)  Power and Authority to Enter Into
Agreement. Each of the Buying Entities has the power and authority to enter into this Agreement and the Related Agreements to which it is a party and, subject to the conditions provided in this Agreement, to consummate the transactions provided for in this Agreement and such Related
Agreements, except where the failure to have such power or authority would not materially impair the abilities of the Parties to consummate the transactions contemplated by this Agreement.
          (c)  Due Execution and Enforceability.
The execution, delivery and performance by and on behalf of each of the Buying Entities of this Agreement and the Related Agreements to which it is a party have been duly and validly authorized and approved by its board of directors, and no other corporate action is necessary or required to authorize it to execute this Agreement and such Related Agreements and to perform its obligations under this Agreement and such Related Agreements. This Agreement constitutes, and such Related Agreements (when executed by the parties to them) will constitute, the valid and legally binding obligations of the Buying Entities, enforceable in accordance with their respective terms and conditions, except to the extent the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.
    4.2  Claims, Litigation and Governmental
                  Proceedings.
No investigation, suit, action or other judicial or governmental proceeding is pending or, to the best of the knowledge of the Buying Entities, threatened before any court or governmental agency which is likely to result in the restraint or prohibition of, or the obtaining of substantial damages in connection with, this Agreement or the consummation of the transactions provided for in this Agreement.

     4.3  Broker's or Finder's Fees.  Except for
Buyer and its Affiliates (and their respective directors, officers and employees), no person or firm has arranged, or participated in arranging, on behalf of any Buying Entity, the transactions provided for in this Agreement. There are no broker's or finder's fees to be paid by Buyer in connection with the transactions provided for in this Agreement. Buyer has no knowledge of, and has taken no action which would give rise to, any claim for a broker's or finder's fee to be paid by Seller in connection with the consummation of the transactions provided for in this Agreement.
 4.4  No Breach of Statute or Contract.  Neither
                       the
execution and delivery by each of the Buying
Entities of this Agreement and the Related
Agreements to which it is a party, nor
compliance by it with the terms and provisions of such agreements, will breach or violate any applicable statute, law, ordinance, rule or regulation of any governmental authority, domestic or foreign, or any of the terms, conditions or provisions of the certificate of incorporation or by-laws of any of the Buying
Entities, or any judgment, order, injunction, decree, material agreement or other material instrument to which such Buying Entity is a party or by which any of its properties, rights or assets are bound.

    4.5  Sufficient Funds.  The Buying Entities
have the financial capability to purchase the Purchased Assets and the Shares on the terms and subject to the conditions set forth in this Agreement and to pay the Assumed Liabilities as they become due and payable.

     4.6  No Other Representations.  Except for
the representations and warranties expressly made by Buyer in this Agreement (including the Exhibits and Schedules), neither Buyer nor any other person makes any express or implied representation or warranty on behalf of Buyer.

(Article 5 follows)
                    ARTICLE 5

          Conduct of Business Pending Transfer
Date
 With respect to the period from the Agreement
                    Date to
the Closing Date, the Parties agree that the following provisions apply:

     5.1  Full Access.  Buyer and its
authorized representatives shall have full and complete access (utilizing reasonable procedures established by Seller and reasonably acceptable to Buyer) during normal business hours and upon reasonable advance notice, but without unreasonably disrupting the normal operations of Seller or MTG, to all the premises and to all books of account, records and properties of MTG and Seller in respect of the Business, including without limitation the right to inspect, examine, audit and photocopy all such books of account and records and, in particular, those relative to the December
Financials, the March Financials and the June
Financials; and (ii) Seller shall furnish or cause to be furnished to Buyer and its authorized representatives all information with respect to the business and affairs of MTG as Buyer may reasonably request. Notwithstanding the foregoing, Seller shall not be required to afford access to any portion of any Tax Return of Seller or any Selling Subsidiary or any Tax
Return not primarily or exclusively related to the Business.
     5.2  Carry On In Regular Course.  Seller
shall (and shall cause UK Subsidiary, Korean
Subsidiary and Factory Power to) carry on the Business in the ordinary course as currently conducted, except to the extent of any actions taken with the consent of Buyer, and except as required or permitted by the provisions of this Agreement. Seller shall (and shall cause UK
Subsidiary, Korean Subsidiary and Factory Power
to) consult with Buyer on important matters pertaining to the Business.

  5.3  No Increase in Compensation or Benefits.
                     Seller
shall not (and shall not permit UK Subsidiary, Korean Subsidiary and Factory Power to), without the prior consent of Buyer, (i) hire or employ any new salaried personnel of the Business
(other than hiring or employment of any
temporary or permanent replacement personnel and other than any rehired or re-employed personnel), (ii) grant any increase in the rates of pay (other than routine increases granted in the ordinary course of business consistent with past practice or increases required by any existing contracts or commitments disclosed in the Schedules) of the personnel of the Business,
(iii) extend the duration of any employment contract of any Employee or any consulting contract of any consultant of the Business, (iv) by means of any new or existing compensation or employee benefit plan increase the compensation or amount or level of benefits of any such Employee or consultant, or (v) change any material terms of any employee benefit plans, in each case, except to the extent required by contracts or commitments disclosed in the Schedules to this Agreement.
    5.4  Sales Orders, Bids and Proposals.
Seller shall
not (and shall not permit UK Subsidiary, Korean
Subsidiary and Factory Power to), without the prior consent of Buyer (which consent shall not be unreasonably withheld or delayed), enter into any sales order, sales contract, bid or sales proposal relating to MTG, other than (i) sales orders, sales contracts, bids and sales proposals made in the ordinary course of business not in excess of $250,000 and which are not knowingly or intentionally bid at an anticipated loss, or (ii) any sales orders or sales contracts which result from and are substantially in accord with a bid or sales proposal set forth on Schedule 3.8(a).
     5.5  Purchase Orders.  Seller shall not
(and shall not permit UK Subsidiary, Korean
Subsidiary and Factory Power to), without the prior consent of Buyer (which consent shall not be unreasonably withheld or delayed), enter into any purchase order or purchase commitment relating to MTG, other than individual purchase orders or purchase commitments made in the ordinary course of business and not in excess of $100,000.

     5.6  Patent, Trademark, Copyright and
Service Mark
Licenses. Seller shall not (and shall not permit UK Subsidiary, Korean Subsidiary and
Factory Power to) negotiate or enter into any license of any patent, trademark, service mark, copyright (excluding Software licenses entered into in the ordinary course of business), technology or other proprietary right, whether as licensor or as licensee relating to MTG.

     5.7  Sale of Assets.  Seller shall not (and
shall not
permit UK Subsidiary, Korean Subsidiary and
Factory Power to), without the prior consent of Buyer, sell or otherwise dispose of any assets of MTG except for sales made pursuant to any of the Sales Orders, sales of receivables under the Receivables Repurchase Agreement disclosed on
Schedule 3.3 and other sales in the ordinary course of business of individual assets with an original cost of no more than $100,000.

     5.8  Capital Expenditures.  Seller shall
not (and shall
not permit UK Subsidiary, Korean Subsidiary and
Factory Power to), without the prior consent of Buyer, make any capital expenditures relating to MTG unless such expenditure is made pursuant to a purchase order set forth on Schedule 3.8(b) or is less than $100,000.

     5.9  Indebtedness.  Seller shall not (and
shall not
permit UK Subsidiary, Korean Subsidiary and
Factory Power to), on behalf of the Business, create any indebtedness or guarantee or become contingently liable, on behalf of the Business, for the obligations of another other than (i) in the ordinary course of business, (ii) pursuant to existing contracts or commitments disclosed in the Schedules, (iii) pursuant to contracts or commitments permitted by this Agreement, or (iv) by Seller if not related to MTG or the Business.

     5.10 Other Contracts and Commitments.
Seller shall not
(and shall not permit UK Subsidiary, Korean
Subsidiary and Factory Power to), without the prior consent of Buyer, enter into any lease, agreement, undertaking, contract or commitment involving a liability on the part of Seller in respect of MTG, UK Subsidiary, Korean Subsidiary or Factory Power in excess of $250,000 or having a term in excess of one year (other than as permitted by this Agreement or as required or permitted by any contract or commitment disclosed in the Schedules to this Agreement and other than renewals on substantially similar terms in the ordinary course of business).

     5.11 Insurance, Maintenance and Repair.
Seller shall
(and shall cause UK Subsidiary, Korean
Subsidiary and Factory Power to) continue in full force and effect its existing insurance and bonding coverages (including selfinsurance programs other than any Compensation and Benefit
Plans that are not assumed by Buyer or are plans of UK Subsidiary, Korean Subsidiary or Factory
Power) in respect of the properties, assets and Employees of the Business.

     5.12 Preservation of Organization. Subject to the terms of this Agreement, Seller shall (and shall cause UK Subsidiary, Korean Subsidiary and
Factory Power to) use all reasonable efforts to preserve the business organization of the Business intact, to keep available to Buyer and UK Buyer the Employees, to maintain in effect all existing material qualifications, franchises, licenses, permits, consents, authorizations and registrations of
MTG and to preserve the present relationships of MTG with its suppliers, customers and others having business relations with it.

     5.13 No Default.  Seller shall not (and
shall not permit UK Subsidiary, Korean
Subsidiary and Factory Power to) knowingly do any act or omit to do any act which would cause a breach or violation in any material respect of any of its contracts described in the Schedules to this Agreement.

     5.14 Compliance With Laws.  Seller shall
(and shall cause UK Subsidiary, Korean
Subsidiary and Factory Power to) comply in all material respects with all applicable statutes, laws, ordinances, rules and regulations as are required for the operation of the Business.

     5.15 H-S-R Act and Other Consents.
Promptly following the Agreement Date, Buyer and
Seller, in cooperation and after consultation and mutual agreement, shall file the Pre Merger
Notification Reports required by the Federal
Trade Commission Pre-Merger Notification
Regulations of the Hart Scott-Rodino Antitrust
Improvements Act of 1976, as amended (the "H-S-R
Act') and shall promptly respond to any requests for additional information by the Federal Trade
Commission (the "FTC") or the Antitrust Division of the United States Department of Justice (the
"Antitrust Division") in connection therewith.
The Parties shall use their best efforts
(without payment of any penalty or fee other than any fees required in connection with the H-
S-R Act and any fees required in connection with any antitrust or competition filing made in the Republic of Germany) to obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any governmental authorities, necessary to authorize, approve or permit the transfer to Buyer of the Purchased Assets and the Assumed
Liabilities and the transfer to UK Buyer of the Shares as provided for in this Agreement.
Seller shall use reasonable efforts to obtain the prior written consent of the appropriate taxing authorities to the assignment to Buyer the State and Local Tax Benefits Agreements.

  5.16 Conditions Precedent.  The Parties shall
                     use all
commercially reasonable efforts to assure that the conditions precedent set forth in Articles 6 and 7 are satisfied or waived on or prior to October 2, 1998, to the extent that satisfaction of such conditions precedent is within their reasonable control.

     5.17 Nondisclosure by the Buying Entities.
The Buying Entities shall hold in confidence, and shall use all reasonable efforts to cause their Affiliates, agents, employees and representatives to hold in confidence, between the Agreement Date and the Closing Date, any and all nonpublic, confidential or secret information in respect of MTG or the Business furnished to it or its representatives by Seller or its subsidiaries (or any Affiliate, employee, agent or representative of any of them) in connection with this Agreement and not to disclose or publish such information without the prior consent of Seller. In the event that this Agreement is terminated and the transactions provided for in this Agreement are abandoned as contemplated by Section 10.1 or 10.2, the terms of that certain Confidentiality Agreement between Seller and Buyer, dated November 25,
1997 (the "Confidentiality Agreement"), shall remain in full force and effect in accordance with its terms.
   5.18 Exclusivity.  Until the Closing or, if
                    earlier,
until this Agreement is terminated and the transactions provided for in this Agreement are abandoned as contemplated by Section 10.1 or 10.2, neither Seller nor its agents, representatives or any other person acting on its behalf shall, directly or indirectly, initiate contact with, solicit or encourage any inquiries, proposals or offers by, participate in any discussions or negotiations with, or disclose any information concerning MTG, or otherwise assist, facilitate or encourage, any person (other than the Buying Entities) in connection with any possible proposal regarding a sale of substantially all of the assets or the capital stock of MTG or any similar transaction.

     5.19 Environmental Survey.

   (a)  Phase I and Phase II.  Buyer shall be
permitted to perform, at its expense, a Phase I environmental assessment (the "Phase I"), and, if warranted based on reasonable suspicion arising from the results of the Phase I (and subject to the consent of Seller, which consent will not be unreasonably withheld) an additional limited subsurface assessment (the "Phase II") of such areas of the Real Property warranting such further assessment, as the Parties shall in detail and in good faith reasonably agree, provided that the Phase I (and the Phase II, if applicable) shall be conducted by an environmental consultant (the "Consultant") selected by Buyer and reasonably acceptable to Seller (which acceptance shall not be unreasonably withheld or delayed) and in a reasonable manner, during normal business hours, and in such a way as to minimize the disruption to the Business; provided, further, that no Phase II assessment shall take place with respect to any matter reflected, disclosed or described on Schedule 3.6(f) for which Seller bears or would bear responsibility under Section
1.7(h). The conclusions of the Consultant based on the Phase I (and the Phase II, if applicable) shall be reflected in a report prepared by the Consultant and delivered to Buyer, a copy of which Buyer shall promptly furnish to Seller
(the "Environmental Report"), together with the appropriate Consultant's reliance letter entitling Seller to rely on the Environmental
Report. The purpose of the Environmental Report is to provide some evidence of the condition of such Real Property prior to the Transfer Date.
Seller shall provide to Buyer and the Consultant reasonable access to all material non-privileged
(in the sense of attorney-client privilege) documentation and information in its possession relative to the environmental condition of the Real Property.

     (b)  Certain Requirements Regarding the
Consultant. Buyer agrees that the Consultant and any other agents or contractors employed in connection with the
Phase I or the Phase II shall carry
commercially reasonable liability,
contractor's pollution liability and
consultant's environmental liability
insurance, at levels acceptable to
Seller and naming Seller an insured
thereunder. Buyer agrees to indemnify
and hold Seller harmless from any and
all "Losses" (as defined in Section
11.1) caused by the performance of
the Phase I or the Phase II that are
not covered by
such insurance (except to the extent
that Buyer is otherwise entitled to
indemnification from Seller with
respect to such Loss).  Buyer agrees
that any investigation derived waste,
as defined under Environmental Law,
generated as a result of the Phase I
or Phase II, shall be disposed of by
the Consultant using, if necessary, a
hazardous waste identification number
in the name of Buyer, if permissible
to do so under applicable
Environmental Laws.  Buyer and
Buyer's Consultant shall be
responsible for locating any
subterranean utilities, wires, pipes
and conduits on the Real Property
before conducting any Phase II;
provided that Seller shall have
furnished Buyer and the Consultant
with all drawings or other
information in its possession
relating to the location of such
utilities, wires, pipes and conduits.
          (c)  Environmental Response
Plan.  To the extent the
Environmental Report identifies any
physical condition at, on or under
the Real Property that gives Buyer a
reasonable basis to suspect the
presence of Hazardous Substances at
levels or in quantities likely to
give rise to an obligation to report
a release under Environmental Law or
to conduct a removal or remedial
action under any applicable
Environmental Law, the Parties shall
agree in good faith upon an
appropriate removal or remedial
procedure (the "Environmental
Response Plan"), provided, however,
that Seller, in its sole discretion,
after consultation with Buyer, may
make whatever notifications of
governmental entities it believes are
required by Environmental Law with
respect to any condition discovered
before the Transfer Date, and Buyer,
in its sole discretion, after
consultation with Seller, may make
whatever notifications of
governmental entities it believes are
required by Environmental Law after
the Closing Date.  If Buyer and
Seller fail to agree upon an
Environmental Response Plan within 60
days of the issuance of the
Environmental Report, the parties
shall attempt in good faith to
resolve any disputes for a period of
at least 30 days.  If at the end of
such 30-day period no resolution is
achieved, Buyer and Seller shall
jointly select a third environmental
consultant who shall resolve such
dispute, which resolution shall be
final and binding on the Parties. The
costs of such third environmental
consultant shall be borne fifty
percent (50%) by Buyer and fifty
percent (50%) by Seller.
          (d)  Restrictions on Post-
Closing Testing.  Buyer agrees that,
except for any required remediation
or removal activities of Hazardous
Substances arising from the operation
of the Business following the Closing
Date, for a period of four years
after the Closing Date, Buyer will
not conduct any "Subsurface
Environmental Investigation" (as
defined below) unless (i) required to
do so by a governmental entity, or
(ii) Buyer has, based on actual
observation of physical conditions or
documentary evidence, a reasonable
basis to believe that
there are Hazardous Substances
attributable to the operation of the
Business prior to the Transfer Date
at levels or in quantities reasonably
likely to give rise to an obligation
to report a release under
Environmental Law or to conduct a
removal or remedial action under any
applicable Environmental Law, or
(iii) during any expansion,
renovation or addition to a facility
of the business of MTG, undertaken in
the ordinary course, Buyer discovers
the presence of Hazardous Substances
attributable to the operation of the
Business prior to the Transfer Date
at levels or quantities that are
reasonably likely to give rise to an
obligation to report a release or to
conduct a removal or remedial action
under any Environmental Law as in
effect at the Transfer Date.
"Subsurface Environmental
Investigation" shall mean any
qualitative environmental analysis of
the subsurface environment at or
under Real Property to detect the
presence of Hazardous Substances,
including any testing or analysis of
the soil, the subsurface geology, any
known or suspected subsurface vessel
or structure, or any groundwater,
whether in a perched or deep aquifer.

5.20 Procedures for Consent.  Any
request for the consent of Buyer
under this Article 5 shall be made to
Robert D. Harris (telephone: (810)
4976270; and fax (810) 497-6082)
("Buyer's Representative").  Any
request for the consent of Seller
under this Article 5 shall be made to
Ronald D. Brown (telephone: (513) 841-
8577; and fax (513) 841-8008)
("Seller's Representative"). The
Parties agree that a Party shall be
deemed to have consented pursuant to
this Article 5 if no response to a
request for consent made pursuant to
this Section 5.20 has been received
by the requesting Party within one
business day of such request (or such
earlier time as may be reasonably
requested in the event of any urgent
or emergency situation).  Each Party
shall use its best efforts to respond
to a request for consent at the
earliest practicable time.

     5.21 Pending Litigation and
Schedules Update.  Prior to the
Closing, Seller shall update Schedule
1.7(h) to reflect any written
complaint submitted to a court, suit,
action, arbitration or regulatory,
administrative or governmental
proceeding which has arisen since the
Agreement Date and which is pending
on the Transfer Date, which update
shall modify such Schedule for all
purposes of this Agreement (including
Article 11) as though updated at the
execution of this Agreement.  On the
Closing Date, Seller shall deliver to
Buyer a schedule (the "Schedules
Update") setting forth any additions
or deletions to the Schedules in
respect of matters which, if existing
or known, as the case may be, on the
Agreement Date, would be required to
be set forth on or deleted from the
Schedules on the Agreement Date;
provided, however, that (i) to the
extent that any of the information
disclosed in the Schedules Update is
in respect of a matter which was
existing or known, as the case may
be, on the Agreement Date and is
adverse to any of the Buying Entities
in any manner whatsoever, Buyer shall
have all remedies afforded to it for
a breach of the representations and
warranties of Seller with respect to
such adverse information, including
without limitation the right to
terminate this Agreement pursuant to
Section 10.1 (if the adverse
information is sufficiently material)
or to obtain indemnification pursuant
to Section 11.1, and (ii) to the
extent that the information disclosed
in the Schedules Update is in respect
of a matter which was neither
existing nor known, as the case may
be, on the Agreement Date and arose
in the ordinary course of business
during the period from the Agreement
Date to the Closing Date and is
adverse to any of the Buying
Entities, Buyer shall have the right
to
terminate this Agreement pursuant to
Section 10.1 (if such adverse
information is sufficiently material)
but shall not have any right to
indemnification pursuant to Section
11.1(a) for breach of
misrepresentation or breach of
warranty based solely on such
information.
     5.22 Transfer of Certain UK
                  Assets and
                  Liabilities.
Prior to the Closing, Seller shall
use all commercially reasonable
efforts to cause UK Subsidiary to
transfer that portion of the assets
and the related liabilities of the
1966 UK Pension Plan that is
allocable to those certain employees
of UK Subsidiary or other operations
of Seller that are not part of MTG,
as set forth on Schedule 5.22 (the
"Excluded Employees"), to another
plan sponsored by Seller or one of
its wholly-owned subsidiaries that is
not part of MTG (said portion of the
assets and liabilities of such plan
are referred to as the "Excluded UK
Pension Plan Assets and
Liabilities").  To the extent that
such transfers are not completed by
the time of the Closing, the
provisions of Section 8.15 shall
apply.

 5.23 Additional Leases.  Prior to
                      the Closing,
                      Buyer
and Seller shall in good faith
negotiate the terms of any leases of
real property reasonably necessary to
accommodate the operation of the
Business by Buyer separate from the
operations of Seller and its
subsidiaries that are not part of MTG
( "Seller's Remaining Operations")
and any leases of real property
reasonably necessary to accommodate
Seller and its subsidiaries in
vacating the Real Property, on terms
and conditions that are comparable to
the terms and conditions of the
appropriate analogous leases referred
to in Section 6.15.  Such leases
shall include without limitation the
following locations currently being
used by the Business: the "Tech
Center" in Madison Heights, Michigan,
the Offenbach, Germany facility, the
Santa Fe Springs facility and the
Singapore facility.

     5.24 Easements.  Prior to the
Closing, Buyer and Seller shall in
good faith negotiate the
terms of any easements on, over and
within the Oakley Complex that are
appropriate to accommodate the
ingress and egress to and from the
facilities leased, owned or occupied
by Buyer in respect of the Business
following the Closing and the
facilities leased, owned or occupied
by Seller's Remaining Operations.
(Article 6 follows)
              ARTICLE 6

     Conditions Precedent to the
           Obligations of
                      the Buying
                      Entities to
                      Close

  Each and every obligation of the
               Buying
Entities to be performed on the
Closing Date shall be subject to the
satisfaction on or prior to the time
of Closing on the Closing Date of
each of the following conditions:

     6.1  Representations and
Warranties True at Closing Date.  The
representations and warranties made
by Seller in this Agreement shall be
true and correct in all material
respects on and as of the Closing
Date with the same effect as though
such representations and warranties
had been made again and reaffirmed on
and as of the Closing Date, except to
the extent a representation or
warranty expressly relates to an
earlier date.
  6.2  No Material Adverse Change.
                There
shall have been
no material adverse change in the
financial position, operating
results, assets or business of MTG
from that reflected or disclosed in
the Schedules and Exhibits to this
Agreement.
   6.3  Compliance With Agreement.
               Seller
shall have
performed and complied in all
material respects with all of the
obligations under this Agreement
which are required to be performed or
complied with by it on or prior to
the Closing Date.

     6.4  Secretary's Certificate.
Seller shall have
delivered to Buyer the certificate of
the Secretary or Assistant Secretary
of each of Seller, each of the
Selling Subsidiaries and UK Seller
certifying as of the Closing Date to
the authorization and approval of the
transactions provided for in this
Agreement and the Related Agreements
by duly adopted resolutions of its
board of directors (or its
equivalent).

     6.5  Compliance Certificate.
Seller shall have
delivered to Buyer the certificate of
the President, a Vice President or
other authorized officer of Seller
certifying as of the Closing Date to
the fulfillment of the conditions set
forth in Sections 6.1, 6.2 and 6.3.

     6.6  Certificates of Good
Standing.  Seller shall have
delivered to Buyer certificates,
dated as of a date not more than 30
days prior to the Closing
Date, issued by the appropriate
governmental authorities, evidencing
the good standing (to the extent that
such concept is recognized in the
applicable jurisdiction) of each of
UK Subsidiary, Korean Subsidiary and
Factory Power as domestic
corporations of their respective
jurisdiction of incorporation and as
foreign corporations qualified to
transact business in all
jurisdictions where the nature or
extent of its activities or the
ownership of its assets requires
qualification.
     6.7  No Litigation.  No
investigation, suit, action or
other judicial or governmental
proceeding shall be pending before
any court or governmental agency
which is likely to result in the
restraint or prohibition, or the
obtaining of substantial damages in
connection with this Agreement or the
consummation of the transactions
provided for in this Agreement, and
no order, judgment, injunction,
decree or award of any court or
governmental agency shall be in
effect forbidding or enjoining the
consummation of the transactions
provided for in this Agreement.

     6.8  Proceedings and Instruments
Satisfactory.  All
proceedings, corporate or other, to
be taken by Seller, UK Subsidiary,
Korean Subsidiary or Factory Power in
connection with the transactions
provided for in this Agreement and
the Related Agreements, and all
related documents, shall be
reasonably satisfactory in form and
substance to Buyer; and Seller shall
have made available to Buyer for
examination the originals or true and
correct copies of all documents which
Buyer may reasonably request in
connection with the transactions
contemplated by this Agreement.

     6.9  Opinion of Counsel for
Seller.  Seller shall have
delivered to Buyer the written
opinion of Wayne F. Taylor, Esq.,
Vice President, General Counsel and
Secretary of Seller, dated the
Closing Date and addressed to Buyer,
in the form of Exhibit F.

  6.10 Consents and Approvals.  The
               Parties
shall have
obtained all necessary and material
authorizations, consents and
approvals required for the valid
consummation of the transactions
provided for in this Agreement, as
set forth on Exhibit G (the "Required
Consents"), and each of them shall be
in full force and effect; all
applicable waiting periods under the
H-S-R Act shall have expired or been
terminated; and no action, suit or
proceeding shall have been initiated
by the Antitrust Division, the FTC or
any other antitrust authority
challenging the transactions provided
for in this Agreement under the
Clayton Act or the Sherman Act or any
other applicable antitrust
legislation.
6.11 Instruments of Transfer.  Seller
shall have delivered to Buyer all
documents, certificates and
agreements necessary to transfer to
Buyer good and marketable title to
the Purchased Assets
and to UK Buyer good and marketable
title to the Shares; in each case,
free and clear of any Liens (other
than Permitted Liens), including
without limitation the following (as
applicable):
          (a)  Deeds and Bills of
Sale.  Deeds and general description
(by category) bills of sale, dated as
of the Transfer Date, sufficient to
transfer to Buyer good and marketable
title to all owned real property and
motor vehicles included in the
Purchased Assets; and
     (b)  Stock Certificates.
Certificates representing the Shares,
duly endorsed in blank or accompanied
by appropriate stock powers.
     6.12 Settlement of Intercompany
Accounts and Elimination of Cash and
Debt.  All intercompany advances and
loans shall have been paid, settled
or terminated, and all cash and debt
of UK Subsidiary, Korean Subsidiary
and Factory Power shall have been
removed or eliminated, except to the
extent that any such intercompany
advances and loans, cash and debt are
provided for on Exhibit B-2.

   6.13 Resignation of Directors and
                    Officers;
                    Corporate
Records.  Seller shall have delivered
to Buyer (i) resignations, effective
as of the Transfer Date, of all of
the directors and officers of UK
Subsidiary or Korean Subsidiary
(other than those officers designated
by Buyer within three days prior to
the Closing Date to remain) and
resignations, effective as of the
Transfer Date, of all but one of the
directors and all of the officers of
Factory Power who have been nominated
and elected to the Board of Directors
of Factory Power by Seller, (ii)
certified copies of the articles of
incorporation and by-laws of UK
Subsidiary, Korean Subsidiary and
Factory Power, and (ii) the corporate
records of each of UK Subsidiary,
Korean Subsidiary and Factory Power,
including without limitation its
minute book, registrar, stock
certificates and files related to its
corporate existence.

   6.14 Headquarters Lease.  Seller
                    shall have
                    executed
and delivered to Buyer, for execution
by Buyer, a lease substantially in
the form of Exhibit H-1 (the
"Headquarters Lease"), pursuant to
which Buyer will lease to Seller that
portion of that certain real property
identified on Schedule 3.6(a) as the
"Oakley Complex' that is currently
occupied by Seller's corporate staff,
for a term of six months (subject to
the right of Seller to renew the
lease for an additional six months).

 6.15 Other Leases.  Seller shall
                       have executed
                       and
delivered to Buyer, for execution by
Buyer, (i) a lease
substantially in the form of Exhibit
H-2 (the "Plant 3 Lease"), pursuant
to which Buyer will lease to Seller
that portion of the facility
identified on Schedule 3.6(a) as
"Plant 3" which is currently being
occupied by certain of
Seller's businesses other than the
Business, for a term of one year,
(ii) a lease substantially in the
form of Exhibit H-3 (the "Plant 5
Lease"), pursuant to which Seller
will lease to Buyer that portion of
the facility identified on Schedule
3.6(a) as "Plant 5" which is
currently being occupied by the
Business, for a term of one year,
(iii) a lease substantially in the
form of Exhibit H-4 (the "Wilmington
Lease"), pursuant to which Seller
will lease to Buyer that portion of
the facility identified on Schedule
3.6(a) as the "Wilmington Property"
which is currently being used by the
Business, for a term of one year,
(iv) a lease substantially in the
form of Exhibit H-5 (the "Plant 1
Lease"), pursuant to which Buyer will
lease to Seller that portion of the
facility identified on Schedule
3.6(a) as the "Plant 1" which is
currently being used by certain of
Seller's businesses other than the
Business, for a term of six months,
and (v) a lease substantially in the
form of Exhibit H-6 (the "Plant 4
Lease"), pursuant to which Buyer will
lease to Seller that portion of the
facility identified on Schedule
3.6(a) as the "Plant 4" which is
currently being used by certain of
Seller's businesses other than the
Business, for a term of six months.
  6.16 Transitional Services
                      Agreement.
                      Seller shall
have executed and delivered to Buyer,
for execution by Buyer, an agreement
substantially in the form of Exhibit
I (the "Transitional Services
Agreement"), pursuant to which for a
period of not more than 12 months
following the Transfer Date, (i)
Seller will provide to Buyer certain
support services currently being
provided by Seller to the Business,
and (ii) Buyer will provide to Seller
certain support services currently
being provided by MTG to Seller's
other lines of business.

    6.17 Plastics Machinery
Components Supply
             Agreement.
Seller shall have executed and
delivered to Buyer, for execution by
Buyer, an agreement substantially in
the form of Exhibit J (the
"Components Supply Agreement"),
pursuant to which Buyer will supply
to Seller certain plastics machinery
components for a period of at least
12 months.

(Article 7 follows)
              ARTICLE 7

Conditions Precedent to the
                    Obligations of
                    Seller to Close

     Each and every obligation of
Seller to be performed on the Closing
Date shall be subject to the
satisfaction on or prior to the time
of Closing on the Closing Date of
each of the following conditions:
     7.1  Representations and
Warranties True at Closing Date.  The
representations and warranties made
by the Buying Entities in this
Agreement shall be true and correct
in all material
respects on and as of the Closing
Date with the same effect as though
such representations and warranties
had been made again and reaffirmed on
and as of the Closing Date, except to
the extent a representation or
warranty expressly relates to an
earlier date.
     7.2  Compliance With Agreement.
Each of the
Buying Entities shall have performed
and complied in all material
respects with all of the obligations
under this Agreement which are
required to be performed or complied
with by it on or prior to the Closing
Date.
     7.3  Secretary's Certificate.
Buyer shall
have
delivered to Seller the certificate
of the Secretary or Assistant
Secretary of each of the Buying
Entities certifying as of the Closing
Date to the authorization and
approval of the transactions provided
for in this Agreement and the Related
Agreements by duly adopted
resolutions of its board of
directors.

     7.4. Compliance Certificate.
Buyer shall
have
delivered to Seller the certificate
of a Vice President of each of the
Buying Entities certifying as of the
Closing Date to the fulfillment of
the conditions set forth in Sections
7.1 and 7.2.
     7.5  No Litigation.  No
investigation, suit,
action or
other judicial or governmental
proceeding shall be pending before
any court or governmental agency
which is likely to result in the
restraint or prohibition, or the
obtaining of substantial damages in
connection with this Agreement or the
consummation of the transactions
provided for in this Agreement, and
no order, judgment, injunction,
decree or award of any court or
governmental agency shall be in
effect forbidding or enjoining the
consummation of the transactions
provided for in this Agreement.

     7.6  Proceedings and Instruments
Satisfactory.  All
proceedings, corporate or other, to
be taken by the Buying Entities in
connection with the transactions
provided for in this Agreement and
the Related Agreements, and all
related documents, shall be
reasonably satisfactory in form and
substance to Seller; and Buyer shall
have made available to Seller for
examination the originals or true and
correct copies of all documents which
it may reasonably request in
connection with said transactions.

     7.7  Opinion of Counsel for
Buyer.  Buyer
shall have
delivered to Seller the written
opinion of Norman L. Roberts, Esq.,
Senior Vice President and General
Counsel of Buyer, dated the Closing
Date and addressed to Seller, in the
form of Exhibit K.

     7.8  Consents and Approvals.
The Parties
shall have
obtained all necessary and material
authorizations, consents and
approvals required for the valid
consummation of the transactions
provided for in this Agreement,
including without limitation the
Required Consents, and each of them
shall be in full force and effect;
all applicable waiting periods under
the H-S-R Act shall have expired or
been terminated; and no action, suit
or proceeding shall have been
initiated by the Antitrust Division,
the FTC or any other antitrust
authority challenging the
transactions provided for in this
Agreement under the Clayton Act or
the Sherman Act or any other
applicable antitrust legislation.

     7.9  Instruments of Assumption.
Buyer shall
have
executed and delivered to Seller all
documents, certificates and
agreements reasonably requested by
Seller or Seller's counsel to
evidence Buyer's acceptance of the
assignment, transfer or conveyance of
the Purchased Assets and UK Buyer's
acceptance of the transfer of the
Shares, and to effect the assumption
by Buyer of the Assumed Liabilities,
including without limitation one or
more appropriate
assignment and assumption agreements.
     7.10 Headquarters Lease.  Buyer
shall have
executed and
delivered to Seller, for execution by
Seller, the Headquarters Lease.

     7.11 Other Leases.  Buyer shall
have
executed and
delivered to Seller, for execution by
Seller, the Plant 3 Lease, the Plant
5 Lease and the Wilmington Lease.

     7.12 Transitional Services
Agreement.  Buyer
shall have
executed and delivered to Seller, for
execution by Seller, the Transitional
Services Agreement.

     7.13 Fairness Opinion.  Seller
shall have
received a
fairness opinion in form and
substance reasonably satisfactory to
the Board of Directors of Seller.

     7.14 Plastics Machinery
Components Supply
Agreement.
Buyer shall have executed and
delivered, for execution by Seller,
the Components Supply Agreement.

(Article 8 follows)
              ARTICLE 8

      Covenants of the Parties

     8.1  Access to Books and
Records.  From and
after the
Closing Date, (i) Seller and its
authorized representatives shall have
reasonable access (utilizing
reasonable procedures established by
Buyer and reasonably acceptable to
Seller),
during normal business hours and upon
reasonable notice, to inspect and
examine and the right to photocopy
all books of account and records of
MTG that were acquired by the Buying
Entities pursuant to this Agreement
and which relate to the affairs and
business of MTG conducted on or prior
to the Transfer Date; provided that
such inspection, examination and
photocopying shall be conducted so as
not to unreasonably interfere with
MTG or the Business; and provided,
further, that this Section 8.1 shall
not be in limitation of any access
rights Seller may have pursuant to
Section 1.5, and (ii) Buyer and its
authorized representatives shall have
reasonable access (utilizing
reasonable procedures established by
Seller and reasonably acceptable to
Buyer), during normal business hours
and upon reasonable notice, to
inspect and examine and the right to
photocopy all books of account and
records of Seller that were retained
by Seller pursuant to this Agreement
and which relate to the affairs and
business of MTG conducted on or prior
to the Transfer Date; provided that
such inspection, examination and
photocopying shall be conducted so as
not to unreasonably interfere with
the business of Seller; and provided
further that Seller shall not be
required to afford access to any
portion of any Tax Return of Seller
or any of the Selling Subsidiaries or
any Tax Return not primarily or
exclusively related to the Business.

    8.2  Further Instruments and
             Assurances.
From and
after the Closing Date, the Parties
shall execute and deliver, or cause
to be executed and delivered, to each
other such further instruments and
shall take such other action as may
be reasonably required to fully and
effectively carry out the
transactions contemplated by this
Agreement and the Related Agreements.

     8.3  Nondisclosure by Seller.
Except as may otherwise
be permitted by this Agreement or any
instrument or document executed in
connection with this Agreement,
Seller covenants and agrees that for
a period of three years from and
after the Transfer Date, it shall
hold in confidence (and shall use
reasonable efforts to cause its
officers, directors, employees,
Affiliates and representatives to
hold in confidence) any and all
proprietary, confidential or secret
information or data of Seller in
respect of the Business, UK
Subsidiary, Korean Subsidiary or
Factory Power, and not to disclose,
publish or use the same unless (i)
such disclosure or publication is
required by applicable laws or
regulations of a governmental entity
having competent jurisdiction or any
securities exchange or automated
quotation system on which any
securities of Seller or any Affiliate
may be listed, provided, that in such
case, Seller shall take all
reasonable measures to assure
confidential treatment of such
disclosed information, (ii) the prior
written consent of Buyer has been
obtained, or (iii) the same has
been theretofore publicly disclosed
by Buyer or otherwise ceased to be
proprietary, secret or confidential
as evidenced by general public
knowledge.
     8.4  Litigation Cooperation.  In
the event that any Party shall
participate in any suit, action,
proceeding or investigation
concerning MTG or the Business
conducted on or prior to the Transfer
Date (excluding any such suit,
action, proceeding or investigation
between Seller or any of its
Affiliates, on the one hand, and
Buyer or any of its Affiliates, on
the other hand), the Parties shall,
upon the request of the Party
involved in such litigation,
cooperate fully with such Party at
the requesting Party's expense in
connection therewith, except to the
extent that such litigation arises
from a breach by any such Party of
any representation, warranty,
covenant or agreement contained in
this Agreement and the Related
Agreements.
     8.5  Certain Employee Matters.
    (a)  Employment and Employee
              Benefits.
               (i)  Buyer shall offer
employment as of the Closing Date to
all of the employees of MTG (other
than any of the Excluded Employees
and the employees of UK Subsidiary
and Korean Subsidiary) as set forth
on Schedule 3.15(a) on terms which in
the aggregate are no less favorable
to the employee than the terms of his
or her current employment. Those
employees who accept such offer and
all employees of Korean Subsidiary
are referred to collectively as the
"Continuing Employees."  UK Buyer
shall cause UK Subsidiary to continue
the employment as of the Closing Date
of all employees of UK Subsidiary
(the "UK Continuing Employees"), and
Buyer shall cause Korean Subsidiary
to continue the employment as of the
Closing Date of all employees of
Korean Subsidiary, in each case on
terms which in the aggregate are not
less favorable to the employee than
the terms of his or her current
employment; provided, however, that
nothing in this Agreement shall be
deemed to obligate any party to
continue the employment following the
Closing Date of any of the UK
Continuing Employees or any of the
Continuing Employees for any period
of time.  Buyer shall credit (or
cause to be credited) the Continuing
Employees and the UK Continuing
Employees with years of continuous or
credited service with Seller and its
subsidiaries for purposes of
eligibility and vesting under Buyer's
employee benefit plans.
               (ii) With respect to
any Continuing Employee, Seller shall
cease accrual of benefits under
Seller's defined benefit pension plan
and will fully vest such employees in
their accrued benefits under such
plan as of the Closing Date.  The
Continuing Employees shall cease
participating in the Cincinnati
Milacron Performance Dividend and
Savings Plan ("Seller's Defined
Contribution Plan") as of the Closing
Date and, as of the Closing Date,
Seller shall fully vest (to the
extent not already vested) all
Continuing Employees who are
participants in Seller's Defined
Contribution Plan in their
accounts under Seller's Defined
Contribution Plan.
               (iii)     As of the
Closing Date, Buyer shall offer all
Continuing Employees (other than the
employees of UK Subsidiary and Korean
Subsidiary) the opportunity to enroll
in the Parent Financial Security and
Savings Program (the AFSSP@), at the
election of each such Continuing
Employee.  As soon as Buyer shall
have reasonably concluded that
Seller's Plans are taxqualified, it
shall permit Continuing Employees to
request the direct rollover of the
vested account balances, excluding
any outstanding plan loans or
Cincinnati Milacron stock funds, to
the FSSP.  The UK Continuing
Employees and the employees of Korean
Subsidiary will not be offered
participation in the FSSP.
               (iv) For a period of
one year after the Transfer Date, (a)
Buyer shall provide (or cause to be
provided) benefits to Continuing
Employees that are no less favorable
in the aggregate than those provided
by Seller and its Affiliates before
the Closing Date, (b) UK Buyer shall
provide (or cause to be provided)
benefits to UK Continuing Employees
that are no less favorable in the
aggregate than those provided by
Seller and its Affiliates before the
Closing Date, and (c) Buyer shall
provide (or cause to be provided) to
each Continuing Employee, severance
pay and similar severance benefits
that are no less favorable than the
severance pay and similar severance
benefits provided to such employees
prior to the Closing Date.
               (v)  Buyer and UK
Buyer jointly and severally undertake
that for a period of one year after
Transfer Date the UK Pensions Plans
will not be terminated or amended
with regard to future service rights
except in so far as is necessary to
maintain approval of either Plan as
an exempt approved scheme for the
purposes of Chapter I of Part XIV of
the Income & Corporation Taxes Act
1988 or otherwise to comply with the
provisions of legislation relevant to
occupational pension schemes in the
United Kingdom.
               (vi) For the benefit
of the Continuing Employees, Buyer
shall maintain (or cause to be
maintained) retiree health and
medical insurance benefits that are
substantially the same as, and in the
aggregate are no less favorable than,
those provided by Seller on the
Closing Date, to retirees.
               (vii)     Buyer shall
recognize (or cause to be recognized)
the dollar amount of all expenses
incurred by Continuing Employees
during the calendar year 1998 for
purposes of satisfying the 1998
calendar year deductible and co-
payment limitations under the welfare
plans established or maintained by
Buyer.
          (b)  Certain Pre-Closing
Claims.  From and after the Closing
Date, Buyer shall assume all
liabilities and
obligations to make payments to
Continuing Employees, former
employees and their beneficiaries and
dependents for claims incurred or
benefits due (or, in the case of life
insurance, premiums due) prior to the
Closing Date that have not been
satisfied by Seller as of the Closing
Date under the employee benefit
plans, fringe benefit programs and
compensation arrangements set forth
in Schedule 8.5(b) (the "Pre-Closing
Employee Claims").

          (c)  WARN Act.  Seller in
respect of MTG shall (and shall cause
UK Subsidiary, Korean Subsidiary and
Factory Power to) comply with the
applicable provisions of the WARN Act
and any similar foreign, federal,
state or local law, if any, at all
times prior to the Closing Date.
Buyer in respect of MTG shall (and
shall cause UK Subsidiary, Korean
Subsidiary and Factory Power to)
comply with the applicable provisions
of the WARN Act and any similar
foreign, federal, state or local law,
if any, at all times following the
Closing Date.

     8.6  Lockbox Arrangement.  Buyer
shall continue to maintain the
Lockbox Arrangement for so long as
Seller is obligated to deliver
collections on the accounts
receivable of MTG under the
Receivables Purchase Agreement
described on Schedule    3.3, but in
no event shall Buyer be required to
continue such Lockbox Arrangement
for more than 90 days following the
Transfer Date.

     8.7  Use of Seller's Name.
Notwithstanding the provisions of
Section 1.2(h), from and after the
Closing Date, Buyer shall be
permitted to use, in the operation of
the Business, (i) the existing
inventories of raw materials, work-in
process and finished goods that bear
the name "Cincinnati Milacron" or any
variation thereof or any trademark
relating thereto, or any acronym or
abbreviation thereof (collectively,
the "Seller Names") for a reasonable
period to exhaust such inventories,
but in no event longer than six
months following the Transfer Date,
and (ii) existing stationery,
packing, shipping, invoices, purchase
orders and similar supplies which
bear any of the Seller Names for the
period necessary to exhaust such
supplies, but in no event longer than
six months following the Transfer
Date; provided, however, that in each
case, Buyer shall use reasonable
efforts (to the extent commercially
feasible) to overprint, overstamp,
apply an appropriate label or
otherwise obliterate the Seller Names
on such items or shall otherwise
indicate that the Business has been
sold to Buyer and is independent of
Seller. Other than as specifically
set forth above, neither the Buying
Entities nor any of their Affiliates
nor any of their respective
successors or assigns shall at any
time use the name "Cincinnati
Milacron", or any variation thereof
or combination that includes either
such name (other than "Cincinnati" in
connection with the Business provided
such name is not used in a way which
would be confusing to persons doing
business with Buyer or Seller, or
their respective Affiliates or their
respective successors or assigns), or
any trademarks
(including applications and
registrations therefor) relating
thereto, or any acronym or
abbreviation thereof.  As soon as
practicable following the Closing
Date and in any event within 60 days
following the Transfer Date, Buyer
shall change (or shall cause to be
changed) the name of UK Subsidiary
and Korean Subsidiary to eliminate "
Milacron" from their names.
 8.8 Performance Bonds. As soon as practicable following the Closing Date, Buyer shall use reasonable efforts to substitute its credit for the credit of Seller securing the obligations of Seller in respect of MTG, UK
Subsidiary, Korean Subsidiary or
Factory Power under any of its or
their executory contracts (the
"Performance Bonds"), including
without limitation those contracts
and agreements set forth on Schedules
3.8(h) and (j).  Pending such
substitution, Seller shall keep the
Performance Bonds in full force and
effect, and Buyer shall indemnify
Seller for any loss, damage, cost or
expense incurred by Seller as a
result of the maintenance of the
Performance Bonds pending such
substitution of Buyer's credit.
     8.9  Tax Matters.
          (a)  Cooperation on Tax
Matters.
               (i)  The Buying
Entities and Seller shall (and each
shall cause UK Subsidiary, Korean
Subsidiary and Factory Power to)
cooperate fully, at the expense of
the requesting party, as and to the
extent reasonably requested by Seller
or Buyer, in connection with any
audit, litigation or other proceeding
with respect to Taxes.  Such
cooperation shall include the
retention and (upon the other
Parties' request) the provision of
records and information that are
reasonably relevant to any such
audit, litigation or other proceeding
and making employees available on a
mutually convenient basis to provide
additional information and
explanation of any material provided
hereunder.  Without limiting the
generality of the foregoing, each
Buying Entity and Seller agree (1) to
retain all books and records with
respect to Tax matters pertinent to
MTG relating to any taxable period
beginning before the Transfer Date
until the expiration of the statute
of limitations (and, to the extent
notified by the other Party, any
extensions thereof) of the respective
taxable periods, and to abide by all
record retention agreements entered
into with any taxing authority, and
(2) to give the other Party
reasonable written notice prior to
transferring, destroying or
discarding any such books and records
and, if the other Party so requests,
to permit such Party, at its expense,
to take possession of such books and
records.
               (ii) The Buying
Entities and Seller shall (and each
shall cause UK Subsidiary, Korean
Subsidiary and Factory Power to),
upon request, use their reasonable
efforts to obtain, at the expense of
the requesting party, any certificate
or other document from any
governmental authority or any other
person as may be necessary to
mitigate, reduce or eliminate any
Tax that could be imposed (including
without limitation with respect to
the transactions contemplated
hereby).
               (iii)     The Buying
Entities and Seller shall (and each
shall cause UK Subsidiary, Korean
Subsidiary and Factory Power to),
upon request, furnish each other with
all information that any of them may
be required to report pursuant to
Section 6043 of the Code and all
Treasury Department Regulations
promulgated thereunder.
          (b)  Short Period Returns.
Seller shall, at its expense, prepare
and file or cause to be prepared and
filed all Tax Returns for UK
Subsidiary, Korean Subsidiary and
Factory Power or MTG for the period
ending on the Transfer Date which are
filed after the Transfer Date (the
"Short Period Returns").  Seller
shall provide Buyer with a copy of
such Tax Returns.  Such Tax Returns
shall be prepared on a basis
consistent with the Tax Returns of UK
Subsidiary, Korean Subsidiary or
Factory Power, as the case may be, in
prior years.

          (c)  Transfer Taxes.
Seller and Buyer shall each be
responsible for fifty percent (50%)
of all transfer, documentary, sales,
use, stamp, registration and other
such Taxes and fees (including any
penalties and interest) ("Transfer
Taxes") incurred in connection with
this Agreement.

          (d)  Several Liability.
For purposes of this Agreement,
"Several Liability" shall mean
several liability under Treasury
Regulation Section 1.1502-6 or any
similar provision of state, local or
foreign law for Taxes of any entity
that was affiliated with UK
Subsidiary while UK Subsidiary was
owned by Seller or UK Seller, or any
entity that was affiliated with
Factory Power while Factory Power was
owned by Seller, or any entity that
was affiliated with Korean Subsidiary
while Korean Subsidiary was owned by
any subsidiary of Seller.

     8.10 Charitable Contributions.
For a period of one year following
the Transfer Date, Buyer, either
itself or through the Parent
Foundation, shall continue the
portion of Seller's current level of
charitable giving in the local
community that is allocable to the
Business, which Seller represents is
approximately $300,000 annually.

8.11 Intellectual Property Licenses.

          (a)  Buyer's Intellectual
Property. Effective as of the
Transfer Date, each Buying Entity
hereby grants to Seller and its
Affiliates, for Seller's own benefit
and the benefit of Seller's
Affiliates, a non-exclusive,
nontransferable, non-sublicensable,
worldwide, royalty-free, perpetual
right and license to make, use and
sell products incorporating any of
the Intellectual Property that on the
Agreement Date is being utilized by
Seller and/or its
Affiliates in businesses other than
the Business; provided, however, that
such license shall not extend to the
use of the Intellectual Property in
any "Competitive Business" (as
defined in Section 9.4), and each
Buying Entity covenants not to assert
any Intellectual Property against
third parties for use of products the
sale of which is licensed hereby.

          (b)  Seller's Intellectual
Property. Effective as of the
Transfer Date, Seller hereby grants
to Buyer and its Affiliates, for
Buyer's own benefit and the benefit
of Buyer's Affiliates, a non-
exclusive, nontransferable, non
sublicensable, worldwide, royalty-
free, perpetual right and license to
make, use and sell products
incorporating any of the patents,
patent applications, trade names,
trademarks, trademark registrations
and trademark applications, service
marks, service mark registrations and
service mark applications, copyright
registrations and copyright
registration applications, both
domestic and foreign, patent
disclosures, chip registrations and
their applications, if any, and all
Software, know-how, industrial
property, technology or other
proprietary rights (excluding,
however, the Seller Names)
(collectively, the "Seller
Intellectual Property") which
immediately prior to the Transfer
Date are owned by Seller or any of
its subsidiaries and used in the
Business but which are not part of
the Intellectual Property
and Seller covenants not to assert
any Seller Intellectual Property
against third parties for use of
products the sale of which are
licensed hereby.
     8.12 Electronic Systems.  From
and after the Closing Date and until
the existing term of such agreement
expires or is terminated, Buyer shall
have the benefit of the rights and
shall perform the obligations of
Seller under that certain Supply and
Services Agreement dated as of
December 30, 1995 (the "Vickers
Agreement"), between Seller, Vickers
E.S.D., Inc. and Trinova Corporation,
to the extent such rights and
obligations pertain to the Business.
   8.13 Bulk Transfer Laws.  Buyer
               hereby
waives compliance by Seller with the
provisions of any so-called "bulk
transfer law" of any jurisdiction in
connection with the transfer of the
Purchased Assets to Buyer; provided,
however, that such waiver does not,
as between Buyer and Seller, relieve
Seller of any of the Unassumed
Liabilities for which Seller may be
responsible. Seller shall defend,
indemnify and hold harmless Buyer
against any and all liabilities that
may be asserted against Buyer as a
result of the noncompliance with any
such bulk transfer law in respect of
the Purchased Assets, other than the
Assumed Liabilities; provided,
however, that nothing herein shall
prevent Seller from contesting any
such liabilities in good faith.
     8.14 Ongoing Clean-up
Activities.  Any Ongoing Clean-up
Activities conducted by Seller at or
near the Real Property shall be
conducted in a manner that will not
unreasonably disrupt
the Business.
     8.15 Transfer of Certain UK
Assets.  To the extent that the
transfer of all the Excluded UK
Pension Plan Assets and Liabilities
shall not have been completed on or
prior to the Closing, the Parties
shall use all commercially reasonable
efforts to complete (or cause the
completion of) such transfer as soon
as practicable following the Closing
Date. Pending such transfer, UK Buyer
shall cause UK Subsidiary to continue
to deal with the other contracting
parties and employees under the 1966
UK Pension Plan with the benefits and
obligations of UK Subsidiary
thereunder accruing to Seller to the
extent allocable to the Excluded UK
Pension Plan Assets and Liabilities.
The Parties further covenant and
agree to cooperate with each other in
any other reasonable arrangement
designed to provide Seller such the
benefits and obligations of UK
Subsidiary under the 1966 UK Pension
Plan.
(Article 9 follows)
              ARTICLE 9

 Noncompetition and Nonsolicitation
              Agreement

     9.1  Noncompetition Agreement.
For and in consideration of the
benefits to be derived, directly and
indirectly, from this Agreement,
Seller covenants and agrees that for
the period beginning on the Closing
Date and ending five years following
the Transfer Date (the "Restricted
Period"), it shall not (and shall not
permit any of its Affiliates to),
directly or indirectly, as principal,
partner, joint venturer, shareholder,
investor, owner, employee, officer,
director or consultant or otherwise,
own, manage, operate, finance,
control, engage in, consult with in
respect of a Competitive Business or
otherwise
participate in the ownership,
management, operation, research,
development, financing or control of
(each of the foregoing is referred to
as a "Prohibited Affiliation") any
business activity constituting
"Competitive Business" (as defined in
Section   9.4) at any place or locale
worldwide.
 9.2  Limitations on Noncompetition
Agreement.
          (a)  Neither Seller nor any
of its Affiliates shall be prohibited
from (i) entering into a Prohibited
Affiliation with respect to any
corporation, partnership or other
business entity (a "Company")
partially engaged in the Competitive
Business, provided that such
activities do not generate more than
five percent (5%) of the revenues or
represent more than five percent (5%)
of the assets of such Company, (ii)
the ownership of not more than five
percent (5%) of any class of debt or
equity securities of any Company
engaged in the Competitive Business,
provided that such securities are
listed on a national stock exchange
or traded in an interdealer quotation
system, or (iii) entering into any
Prohibited Affiliation with the
express written consent of Buyer.
Seller shall not be prohibited from
maintaining its ownership
interest in Widia India Ltd.
          (b)  In the event that any
provision of this Article 9 shall be
held invalid, illegal, void,
inoperative or unenforceable in an
arbitration pursuant to Section 12.15
by reason of the geographic or
business scope or the duration of
such provision, such invalidity,
illegality or unenforceability shall
attach only to the scope or duration
of such provision and shall not
affect or render invalid, illegal,
void, inoperative or unenforceable
any other provision of this
Agreement, and, to the fullest extent
permitted by law, this Agreement
shall be construed as if the
geographic or business scope or the
duration of such provision had been
more narrowly drafted so as not to be
invalid, illegal, void, inoperative
or unenforceable.
     9.3  Nonsolicitation.
          (a)  Nonsolicitation by
Seller.  Seller covenants and agrees
that during the Restricted Period, it
shall not (and shall not permit any
of its Affiliates to) solicit,
encourage or induce any customer,
supplier, agent, sales
representative, consultant, employee
or licensee of any "Buyer Company"
(as defined in Section 9.5 below) to
discontinue his, her or its business
relationships with any Buyer Company
in respect of the Business.  Seller
further covenants and agrees that
during the Restricted Period, it
shall not (and shall not permit any
of its Affiliates to) solicit, as an
employee, independent contractor or
otherwise, or hire any Continuing
Employee or any individual who on the
Agreement Date is an employee of a
Buyer Company, except with the prior
written consent of Buyer or by means
of general advertising.
          (a)  Nonsolicitation by
Parent.  Parent covenants and agrees
that during the Restricted Period, it
shall not (and shall not permit any
of its Affiliates to) solicit, as an
employee, independent contractor or
otherwise, or hire any individual who
on the Agreement Date is an employee
of Seller or its Affiliates, except
with the prior written consent of
Seller or by means of general
advertising.
   9.4  Definition of Competitive
              Business.
The term "the Competitive Business"
shall mean the business of the
design,
manufacture, sale or servicing of
standard or advanced computer
numerically controlled metal cutting
or grinding machine tools and
machines for producing articles from
bands of composite materials.
     9.5  Definition of Buyer
Company.  The term "Buyer Company"
shall mean Parent and each of its
subsidiaries as of the Transfer Date
and UK Subsidiary, Korean Subsidiary
and Factory Power following the
Closing Date.
  9.6  Injunctive and Equitable
                     Relief.  Seller
                     agrees
that the remedy of damages for any
breach of Article 9 may be inadequate
and that in the event of any such
breach or threatened breach by Seller
or its Affiliates, any Buyer Company
that is affected by such breach shall
be entitled to injunctive relief
without posting bond or other
security in addition to any other
remedy, at law, in equity or under
this Agreement to which it may be
entitled.  Without limiting the
generality of the foregoing, the
Parties acknowledge that it is
impossible to measure in money all of
the damages that would accrue to such
Buyer Company by reason of any breach
of Section 9.1 or 9.3.  Seller hereby
waives (and will cause any of its
Affiliates, if applicable, to waive)
any claim or defense that such Buyer
Company has an adequate remedy at
law.
     9.7  Benefit of Noncompetition
Agreement. Notwithstanding anything
in this Agreement to the contrary,
this Article 9 is for the benefit of
each of the Buying Entities and each
Buyer Company, and the provisions of
this Article 9 may be enforced by any
such entity as if it had been a named
party to this Agreement.
(Article 10 follows)
             ARTICLE 10

             Termination

    10.1 Termination.  This Agreement
                   may be terminated
immediately upon the receipt of
notice of termination as provided for
in Section 10.2, and the transactions
provided for in this Agreement may be
abandoned, without liability on the
part of the Party effecting such
termination:

          (a)  By mutual written
consent of Seller and Buyer;
          (b)  By either Buyer or
Seller, if the purchase and sale of
the Purchased Assets and the Shares
as provided for in this Agreement has
not been consummated (for any reason
other than a breach of any
representation, warranty, covenant or
agreement contained in this Agreement
by the Party seeking to so terminate)
on or before October 31, 1998;
          (c)  By Buyer, if any of
the conditions of Article 6 of this
Agreement have not been satisfied on
or before October 2, 1998 and have
not been waived by Buyer in writing;
    (d)  By Seller, if any of the
            conditions of
Article 7 of this Agreement have not
been satisfied on or before October
2, 1998 and have not been waived by
Seller in writing;

          (e)  By Buyer, if Seller
files on or before the
Closing Date a petition in
bankruptcy, reorganization,
liquidation or receivership or a
petition in bankruptcy,
reorganization or receivership is
filed on or before the Closing Date
against Seller; or
          (f)  By Seller, if any of
the Buying Entities files on or
before the Closing Date a petition in
bankruptcy, reorganization,
liquidation or receivership or a
petition in bankruptcy,
reorganization or receivership is
filed on or before the Closing Date
against any of the Buying Entities.
     10.2 Notice of Termination.  Any
Party terminating this Agreement in
accordance with Section  10.1 or
Section 10.2 shall give the other
Parties prompt written notice of
termination, setting forth in
reasonable detail the cause of
termination.
(Article 11 follows)
             ARTICLE 11

           Indemnification

     11.1 Indemnification by Seller.
In order to induce the Buying
Entities to enter into this Agreement
and to consummate the transactions
contemplated hereby, Seller covenants
and agrees to and shall indemnify the
Buying Entities and their respective
officers, directors and Affiliates
(collectively, the "Buying
Interests") and shall hold the Buying
Interests harmless against and with
respect to any and all losses,
damages, costs or expenses (including
without limitation those incurred in
connection with all related
investigations, defenses,
settlements, judgments and reasonable
attorneys' fees and costs) ("Losses"
or individually a "Loss") suffered or
incurred by the Buying Interests and
resulting from or arising out of:

          (a)  Misrepresentation or
Breach of Warranty.  Any
misrepresentation or breach of
warranty by Seller of any of its
representations or warranties set
forth in this Agreement (including
the Schedules and Exhibits), the
Related Agreements or in any
certificate delivered to any of the
Buying Entities pursuant to or in
connection with this Agreement, other
than any representations and
warranties set forth in Section 3.3
(Accounts Receivable), Section 3.4
(Inventories) or Section 3.18
(Compliance with Laws), and provided
that any claim for indemnification
based on a breach of the
representations or warranties made in
Section 3.21(j) (NOL) or Section
3.21(b) (to the extent related to the
net operating losses of UK
Subsidiary) shall be limited to the
amount by which the value (in US
dollars) of such net operating loss
carryforwards as finally determined
is less than the value of such net
operating loss carryforwards on the
Final Closing Balance Sheet;
          (b)  Breach of Covenant or
Agreement. Any breach or
nonfulfillment by Seller of any of
its covenants, agreements or other
obligations set forth in this
Agreement (including the Schedules
and Exhibits) or the Related
Agreements; provided, however, that
the Buying Interests shall not be
entitled to indemnification for any
such breach or nonfulfillment that
occurred prior to the Closing if (but
only if) Seller shall have notified
Buyer's Representative of such breach
or nonfulfillment in writing prior to
the Closing.
          (c)  Taxes.  (i) Any
liability of UK Subsidiary, Korean
Subsidiary or Factory Power
for Taxes for any taxable year or
taxable period (or portion thereof)
ending on or prior to the Transfer
Date (for this purpose, the taxable
year of any entity taxed as a
partnership, in which UK Subsidiary,
Korean Subsidiary or Factory Power
owns an interest, shall be deemed to
end on the Transfer Date) or for any
taxable year beginning before and
ending after the Transfer Date to the
extent allocable to the portion of
such period beginning before and
ending on the Transfer Date; and (ii)
Several Liability; provided, however,
that the Buying Interests shall not
be entitled to indemnification for
the amount of those certain Taxes
that are reflected on the Final
Closing Balance Sheet;

          (d)  Product Liability.
Any product liability claims
(including with respect to personal
injury, including bodily injury,
death or property damage) arising
from the use or operation of products
sold or serviced by UK Subsidiary,
Korean Subsidiary or Factory Power to
the extent such claims arise out of
losses or injuries which occurred on
or prior to the Transfer Date;
provided, however, that any injury or
death that is determined to have been
caused by exposure to a condition
arising from a product of the
Business over a period of time that
includes periods both before and
after the Transfer Date, such injury
or death (a "Long Term Exposure
Condition") shall be deemed to have
occurred during the entire period of
such exposure, and indemnification
under this paragraph for the Loss
arising from such condition shall be
limited to a pro rata portion of the
Loss based on the period of exposure
that occurred prior to the Transfer
Date;

          (e)  Certain Employee
Claims.  Any and all charges,
complaints, claims and suits for
wages, employment benefits, or
employment or reinstatement of
employment by any present or former
employee of Seller or any of the
Selling Subsidiaries in respect of
the Business, UK Subsidiary, Korean
Subsidiary or Factory Power (or any
of their companies, divisions,
subsidiaries or affiliates) (any of
which is referred to as a "Seller
Employer") to the extent resulting
from any action of a Seller Employer
which (i) resulted in the creation of
a hostile work environment or other
intolerable workplace condition prior
to the Closing, or (ii) prior to the
Closing, terminated or reduced the
compensation paid or payable to any
such employee, or terminated or
reassigned the responsibilities of
any such employee, or otherwise
adversely affected the rights of such
employee, in violation of any
contracts, express or implied, any
covenant of good faith and fair
dealing, express or implied, any
collective bargaining agreement, any
tort law, any legal restriction on a
Seller Employer's right to terminate
employees, or any Federal, state, or
other governmental statute,
regulation, or ordinance, including,
without limitation, ERISA, applicable
analogous provisions of the
Employment
Rights Act, and Title VII of the
Civil Rights Act of 1964 (any of the
foregoing is referred to as a
"Retained Employee Claim"); provided
that this Section ll.1(e) shall not
apply to any Losses which result from
the failure of Buyer or UK Buyer to
notify the applicable Seller Employer
on or prior to the Closing Date of
its plans or proposals to be effected
on or after the Closing Date in
respect of the Continuing Employees
or the UK Continuing Employees,
respectively, or in respect of UK
Subsidiary, , in each case, to the
extent and in sufficient time to
enable the applicable Seller Employer
to meet its obligations under
applicable law to consult with or
provide information to its employees
(a "Buyer Omission").

          (f)  Unassumed Liabilities.
Any of the Unassumed Liabilities;
          (g)  Contract Defaults.
Any material breach occurring prior
to the Transfer Date of any of the
material executory contracts of
Seller in respect of MTG, UK
Subsidiary, Korean Subsidiary or
Factory Power, except to the extent
that the consequences of such default
are reflected in the Final Closing
Balance Sheet;
          (h)  Violation of Laws.
The violation, in any material
respect, prior to the Transfer Date
by Seller in respect of MTG, UK
Subsidiary, Korean Subsidiary or
Factory Power of any material
applicable foreign, federal, state or
local laws, regulations, orders,
judgments, injunctions, awards or
decrees, other than any Environmental
Law (the violation of which, if it is
the subject of indemnification, is
treated exclusively under Section
11.1(a) based upon a breach of the
representations and warranties
contained in Section 3.6(f)), laws
relating to employees and employee
benefits (the violation of which, if
it is the subject of indemnification,
is treated exclusively under Section
11.1(a) based upon a breach of the
representations and warranties
contained in Section 3.15) and laws
relating to Taxes (the violation of
which, if it is the subject of
indemnification, is treated
exclusively under Section 11.1(a)
based upon a breach of the
representations and warranties
contained in Section 3.21);
(i)  Known Environmental Liabilities.
                With
respect to UK Subsidiary, Factory
Power and Korean Subsidiary, any
claim by a third party, including a
governmental entity, that relates to
any matter or condition listed on
Schedule 3.6(f) that constitutes, or
is demonstrated to have constituted,
a violation of any applicable
Environmental Law as in effect on the
Transfer Date, including without
limitation any removal or remediation
activities currently being undertaken
by Seller, UK Subsidiary, Factory
Power or Korean Subsidiary at the
Real Property, and (ii) any Loss
arising from a condition at, on or
under the Real Property, including
the presence or release
of any Hazardous Substance, to the
extent that such condition is
delineated during the Phase I or
Phase II (with respect to this clause
(ii), whether or not known on or
before the Closing Date);
          (j)  Offsite Disposal.  Any
debt, liability or obligation arising
out of a disposal by Seller, UK
Subsidiary, Korean Subsidiary or
Factory Power prior to the Transfer
Date of a Hazardous Substance at any
offsite disposal site ("Offsite
Disposal"); and
          (k)  Pending Litigation.
Any Pending Litigation Matter with
respect to UK Subsidiary, Korean
Subsidiary or Factory Power.
     11.2 Indemnification by Parent.
In order to induce Seller to enter
into this Agreement and to consummate
the transactions contemplated hereby,
Parent covenants and agrees to and
shall indemnify Seller and its
officers, directors and Affiliates
(collectively, the "Selling
Interests") and shall hold the
Selling Interests harmless against
and with respect to any and all
Losses suffered or
incurred by the Selling Interests and
resulting from or arising out of:

          (a)  Misrepresentation or
Breach of Warranty.  Any
misrepresentation or breach of
warranty by any of the Buying
Entities of any of its
representations or warranties set
forth in this Agreement (including
the Schedules and Exhibits), the
Related Agreements or in any
certificate delivered to any of the
Buying Entities pursuant to or in
connection with this Agreement and
the Related Agreements;

          (b)  Breach of Covenant or
Agreement. Any breach or
nonfulfillment by any of the Buying
Entities of any of its covenants,
agreements or other obligations set
forth in this Agreement (including
the Schedules and Exhibits) or the
Related Agreements; provided,
however, that the Selling Interests
shall not be entitled to
indemnification for any such breach
or nonfulfillment that occurred prior
to the Closing if (but only if) Buyer
shall have notified Seller's
Representative of such breach or
nonfulfillment in writing prior to
the Closing.

          (c)  Assumed Liabilities.
Any of the Assumed Liabilities;

          (d)  Product Liability.
Any product liability claims
(including with respect to personal
injury, including bodily injury,
death or property damage) arising
from the use or operation of products
sold or serviced by Buyer, UK
Subsidiary, Korean Subsidiary or
Factory Power to the extent such
claims arise out of losses or
injuries which occurred after the
Transfer Date; provided, however,
that indemnification under this
paragraph for the Loss arising from a
Long Term Exposure Condition shall be
limited to a pro
rata portion of the Loss based on the
period of exposure that occurred
following the Transfer Date; and

          (e)  Post-Closing
Operations.  The operation of the
Business by Buyer or its Affiliates
after the Closing Date including any
Losses due to any Buyer Omission,
except to the extent that any of the
Buying Interests is entitled to
indemnification under Section 11.1
with respect to such Loss.

     11.3 Claims for Reimbursement.
In the event that any of the Buying
Interests or the Selling Interests
shall have (i) suffered any Loss, or
(ii) received any notice of the
commencement of any action,
proceeding or investigation by a
third party (a "Third Party Claim"),
in each case, in respect of which
indemnification may be sought by such
party pursuant to this Article 11,
the party who shall have suffered
such Loss or received such notice of
such Third Party Claim and who shall
seek indemnification in respect
thereof (the "Indemnified Party")
shall give Seller or Parent, as the
case may be (the "Indemnifying
Party"), prompt written notice of
such Loss or Third Party Claim
setting forth in reasonable detail
such information as it shall have
pertaining thereto and the
Indemnified Party's demand for
indemnification in respect thereof;
provided, however, that the failure
of any Indemnified Party to give
timely notice shall not affect rights
to indemnification hereunder to the
extent such failure to give timely
notice does not materially impact the
abilities or rights of the
Indemnifying Party.

          The Indemnifying Party
shall have 30 days from the
date of receipt of said notice (the
"Investigation Period") to
investigate and dispute the nature,
validity or amount of any such claim
of Loss or Third Party Claim.  During
the Investigation Period, the
Indemnified Party shall cooperate
with the Indemnifying Party for the
purpose of such investigation and,
without limitation, the Indemnified
Party shall make available to the
Indemnifying Party the information
relied upon by the Indemnified Party
to substantiate the Indemnified
Party's claim and all other documents
and information the Indemnifying
Party may reasonably request in
connection with such claim, and the
Indemnifying Party shall have
reasonable access, during normal
business hours, to the books, records
and other documents of the
Indemnified Party relating to such
claim and shall have the right to
take copies at its expense of such
relevant books, records and documents
for the purpose of such
investigation.  In the event that the
Indemnifying Party shall dispute the
nature, validity or amount of a claim
hereunder, the Indemnifying Party
shall give the Indemnified Party
written notice of such dispute within
the Investigation Period, and the
relevant Parties shall meet promptly
thereafter and in good faith
attempt to resolve such dispute.  To
the extent that such Parties cannot
resolve any dispute by agreement
within 21 days following such notice
of dispute, such dispute shall be
resolved pursuant to Section 12.15.

          In the absence of a
dispute, the Indemnifying Party shall
promptly, and in any event not later
than the expiration of the
Investigation Period, reimburse the
Indemnified Party in full for such
Loss, as set forth in the notice.  In
the event that the Indemnifying Party
shall dispute only the amount (and
not the validity) of the claim, the
Indemnifying Party shall,
concurrently with the delivery of its
notice of dispute, pay to the
Indemnified Party any undisputed
portion of the claim.

     11.4 Defense and Settlement of
Third-Party Claims.  In the event of
a Third Party Claim, if the
Indemnifying Party acknowledges that,
as between it and the Indemnified
Party, it is obligated to indemnify
the Indemnified Party in connection
with such Third Party Claim, then
such Indemnifying Party shall, at its
sole option, take control of the
defense and investigation of such
Third Party Claim and employ and
engage attorneys of its own choice to
handle and defend the same, at the
Indemnifying Party's sole cost, risk
and expense.  The Indemnified Party
shall (i) cooperate in all reasonable
respects with the Indemnifying Party
and such attorneys in the
investigation and defense of such
Third Party Claim and any appeal
arising therefrom, (ii) permit
reasonable access to the personnel of
the Indemnified Party and to any
relevant books, records and documents
within the possession or control of
Indemnified Party in connection with
such claim, and (iii) permit the
Indemnifying Party to take copies of
such relevant materials, in each
case, at the expense of the
Indemnifying Party (including the
direct cost of the relevant personnel
of the Indemnified Party); provided,
however, that the Indemnified Party
may, at its own cost, participate in
(but not control) such investigation,
trial and defense of such Third Party
Claim and any appeal arising
therefrom.

          The Indemnifying Party may
settle a Third Party Claim upon 30
days prior written notice (the
"Settlement Review Period") to the
other Party, and such settlement
shall be binding upon all the
Parties; provided, however,
that except as otherwise provided
with respect to an unauthorized "Non-
Monetary Settlement" or a "Qualified
Settlement" (as such terms are
defined below in this Section 11.4),
if within the Settlement Review
Period the Indemnified Party shall
have objected to such settlement, (i)
the Indemnified Party shall
thereafter defend the claim on its
behalf, and (ii) the Indemnifying
Party shall, within five business
days following the rejection of the
proposed settlement by the
Indemnified Party, pay to the
Indemnified Party the amount of the
proposed settlement, after which
payment the Indemnifying Party shall
have
no further responsibility to defend
or indemnify the Indemnified Party in
connection with the Third Party
Claim.
          Any settlement or finally
determined claim resulting from such
contest which is made in accordance
with this Section    11.4, together
with the total expenses of such
contest, shall be binding on the
Parties for purposes of this
Agreement.

          Notwithstanding anything to
the contrary contained in this
Section 11.4, the Indemnifying Party
shall not, without the prior written
consent of the Indemnified Party,
consent to the entry of any judgment
or enter into any settlement that (a)
provides for non-monetary relief
binding on the Indemnified Party (a
"NonMonetary Settlement") or (b) does
not include an unconditional and
complete release of the Indemnified
Party by the claimant (a "Qualified
Settlement").  In the event that a
Non-Monetary Settlement or a
Qualified Settlement is proposed by
the Indemnifying Party and the
Indemnified Party does not consent
thereto, the Indemnifying Party shall
continue to defend the Third Party
Claim and be responsible for the full
amount of the costs, expenses and any
settlement or judgment with respect
thereto in accordance with this
Article   11.
11.5 Limitations on Indemnification.
(a)  Duration.  Claims for
indemnification under Section 11.1 or
11.2 must be made, if at all,
prior to the
second anniversary of the Transfer
Date (the "Indemnity Period"), except
for claims made pursuant to the
following:

          (i)  Section 11.1(a)
(Misrepresentation or Breach of
Warranty), to the extent it is based
on a breach of Section 3.5
(Mortgages, Security Interests, Liens
and Other Encumbrances of Title),
which may be made at any time,
Section   3.6(f) (Environmental
Matters),
which may be made at any time prior
to the fourth anniversary of the
Transfer Date, or Section 3.21
(Taxes), which may be made at any
time prior to the expiration of the
applicable statute of limitations;
               (ii) Section 11.1(b)
(Breach of Covenant or Agreement),
which may be made at any time;
               (iii)     Section
11.1(c) (Taxes), which may be made at
any time prior to the expiration of
the applicable statute of
limitations;
               (iv) Section 11.1(d)
(Product Liability), which may be
made at any time;
               (v)  Section 11.1(e)
(Certain Employee Claims), which may
be made at any time prior to the date
which is eighteen months following
the Transfer Date;

               (vi) Section 11.1(f)
(Unassumed Liabilities), which may be
made at any time
(other than claims with respect to
Taxes, which must be made prior to
the expiration of the applicable
statute of limitations);
               (vii)     Section
11.1(h) (Violation of Laws), which
may be made at any time prior to the
date which is eighteen months
following the Transfer Date;
               (viii)    Section
11.1(i) (Known Environmental
Liabilities), which may be made at
any time;
               (ix) Section 11.1(j)
(Offsite Disposal), which may be made
at any time prior to the sixth
anniversary of the Transfer Date;
               (x)  Section 11.2(b)
(Breach of Covenant or Agreement),
which may be made at any time;
               (xi) Section 11.2(c)
(Assumed Liabilities), which may be
made at any time;
               (xii)     Section
               11.2(d) (Product
Liability), which may be made at any
               time; and (xiii)
               Section 11.2(e) (Post-
Closing Operations), which may be
made at any time.
Indemnification pursuant to Section
11.1 or 11.2 shall be payable after
the expiration of the Indemnity
Period, so long as the claim was
identified and asserted in reasonable
detail prior to such expiration (and
thereafter finally determined
pursuant to this Article 11 and
subject to the limitations set forth
in this Section     11.5).  No claims
for indemnification
(except as aforesaid) may be made
after the expiration of the Indemnity
Period.
          (b)  Amount.
               (i)  Notwithstanding
anything to the contrary contained in
this Article 11, Seller shall not be
obligated to pay any claims for
indemnification pursuant to Section
11.1 until the aggregate of all
Losses (excluding any Losses pursuant
to clause (A) or (B) below) exceeds
$500,000 (the "Basket"), after which
claims for indemnification shall be
paid only to the extent they exceed
the Basket. Notwithstanding the
foregoing sentence:
                    (A)  Claims for
indemnification pursuant to Section
11.1(a) (Misrepresentation or Breach
of Warranty), to the extent it is
based on a breach of Section 3.5
(Mortgages, Security Interests, Liens
and Other Encumbrances of Title) or
Section 3.21 (Taxes), Section 11.1(b)
(Breach of Covenant or
Agreement), Section 11.1(c) (Taxes),
Section 11.1(d) (Product Liability),
Section 11.1(e) (Certain Employee
Claims), Section 11.1(f) (Unassumed
Liabilities), Section 11.1(h)
(Violation of Laws), Section 11.1(i)
(Known Environmental Liabilities),
Section     11.1(j) (Offsite
Disposal) and Section 11.1(k)
(Pending Litigation) shall be paid
from the first dollar of Loss; and

                    (B)  Claims for
indemnification pursuant to Section
11.1(a) (Misrepresentation or Breach
of Warranty), to the extent it is
based on a breach of Section
3.6(f) (Environmental Matters) which
breach was
not known on or prior to the Closing
Date shall be paid only to the extent
the aggregate of Losses in respect
thereof exceeds $1,000,000, in which
case Seller shall only be obligated to
provide indemnification for fifty
percent (50%) of the amount of such
Losses exceeding $1,000,000 until the
aggregate of such Losses exceeds
$4,000,000, and any such Losses in
excess of $4,000,000 shall be borne
exclusively by Seller.

          (ii) Notwithstanding
anything to the contrary contained in
Section 11.1, the maximum amount of
indemnification that Seller shall be
obligated to pay pursuant to Section
11.1 shall be the amount equal to
fifty percent (50%) of the Purchase
Price (the "Cap"), except for
indemnification pursuant to Sections
11.1(c) (Taxes), and     11.1(f)
(Unassumed Liabilities),
which are not subject to the Cap.

          (c)  Losses Net of Insurance
and Tax. The amount of any Loss for
which indemnification is provided
under this Article 11 shall be net of
any amounts recovered or recoverable
by the Indemnified Party under
insurance policies with respect to
such Loss and shall be
(i) increased to take account of any
net Tax cost incurred by the
Indemnified Party arising from the
receipt or accrual of indemnity
payments hereunder (grossed up for
such increase) and (ii) reduced to
take account of any net Tax benefit
realized by the Indemnified Party
arising from the occurrence of the
event resulting in any such Loss.  Any
indemnification payment hereunder
shall initially be made, in the case
of net Tax costs or benefits, without
regard to this paragraph and shall be
increased or reduced to reflect any
such net Tax cost (including grossup)
or net Tax benefit only after the
Indemnified Party has actually
realized such cost or benefit. For
purposes of this Agreement, an
Indemnified Party shall be deemed to
have "actually realized" a net Tax
cost or net Tax benefit to the extent
that, and at such time as, the amount
of Taxes payable by such Indemnified
Party is increased above or reduced
below, as the case may be, the amount
of Taxes that such Indemnified Party
would be required to pay but for the
receipt of the indemnity payment or
the payment of such Loss.

          (d)  Multiple Claims.  In no
event shall any Buying Interest be
entitled to indemnification for any
matter pursuant to any subparagraph of
Section 11.1 to the extent any Buying
Interest has received (or would have
received, absent this Section 11.5)
indemnification for such matter
pursuant to any other subparagraph of
such Section 11.1 (or pursuant to the
same subparagraph, if another basis
for indemnification for such matter
exists pursuant to the same
subparagraph), or to the extent that
such matter has been reserved for or
reflected on the Final Closing Balance
Sheet.  In no event shall any Selling
Interest be entitled to
indemnification for any matter
pursuant to any subparagraph of
Section 11.2 to the extent any
Selling Interest has received
indemnification for such matter
pursuant to any other subparagraph of
such Section 11.2 (or pursuant to the
same subparagraph, if another basis
for indemnification for such matter
exists pursuant to the same
subparagraph).

          (e)  Survival.  The
representations and warranties set
forth in this Agreement (including the
Schedules and
Exhibits), the Related Agreements or
in any certificate delivered pursuant
to or in connection with this
Agreement shall survive the Closing
solely for purposes of Section 11.1
and 11.2 and shall terminate on the
second anniversary of the Transfer
Date, provided the representations and
warranties contained in Section 3.3
(Accounts Receivable), Section 3.4
(Inventories) and 3.18 (Compliance
with Laws) shall terminate at the
Closing; the representations and
warranties contained in Section 3.5
(Mortgages, Security Interests, Liens
and Other Encumbrances of Title) shall
not terminate; the representations and
warranties contained in Section 3.6(f)
(Environmental Matters) shall not
terminate for purposes of the
Unassumed Liability described in
Section 1.7(g) (definition of "Known
Environmental Liability") or for
purposes of indemnification pursuant
to Section   11.1(i) (Known
Environmental
Liabilities); and the representations
and warranties contained in Section
3.21 (Taxes) shall terminate upon the
expiration of the applicable statute
of limitations.

    (f)  Constructive Termination.
Notwithstanding anything to the
contrary contained in this Agreement,
no Party hereto shall have any
obligation (including without
limitation pursuant to Section 11.1(e)
(Certain Employee Claims), Section
11.1(f) (Unassumed Liabilities),
Section 11.2(c) (Assumed Liabilities)
and Section 11.2(e) (PostClosing
Operations)) to indemnify any person
against, or to hold him, her or it
harmless from, any Losses pursuant to
this Article 11 based upon or arising
out of any charges, complaints, claims
or suits for constructive termination
(or other
substantially similar claim based upon
an impliedatlaw termination of
employment) asserted by or
on behalf of any present or former
employee of any Seller Employer or
Selling Entity, any Buying Entity (or
any of their respective companies,
divisions, subsidiaries or
affiliates) or Buying Interest, or
the Business or MTG (a "Constructive
Termination Claim"); provided,
however, that Seller covenants and
agrees to and shall defend and
indemnify the Buying Interests and
shall hold the Buying Interests
harmless against (in the same manner
as indemnification under any
subparagraph of Section 11.1) any
Losses suffered or incurred by any
Buying Interests which result from a
Constructive Termination Claim which
is brought by an employee of MTG or
the Business who does not accept any
offer of employment (or for
continuance of employment with UK
Subsidiary or
Korean Subsidiary) by Buyer or UK
Buyer pursuant to Section
8.5(a)(i), unless such non-acceptance
is due to a Buyer Omission or is the
result of a failure by any Buying
Entity to comply with its obligations
under this Agreement.

          11.6 Exclusive Remedy.
This Article 11
sets forth the exclusive remedy for
monetary damages owing from Seller to
the Buying Interests and from Parent
to the Selling Interests that arise
from the matters described in
Sections 11.1 and 11.2, except for
any claims in which fraud is proven.
Each of the Parties hereby waives any
claim or cause of action (other than
a claim or cause of action in which
fraud is proven) for monetary damages
that it might assert against the
other, with respect to the matters
described in Sections 11.1 and 11.2,
whether under common law or under any
securities, trade or other law,
including Environmental Law (except
for the indemnification provisions
set forth in this Agreement).

(Article 12 follows)
             ARTICLE 12
      Miscellaneous Provisions
     12.1 Public Statements and Press
Releases. No Party shall make, issue
or release any public announcement,
press release, public statement or
public acknowledgment of the terms,
conditions and status of the
transactions provided for in this
Agreement, without the prior written
consent of the other Parties as to
the content and time of release and
the media in which such statement or
announcement is to be made; provided,
however, that in the case of
announcements, statements,
acknowledgments or revelations which
any Party, in the opinion of such
Party's counsel, is required by law
or regulations, including those of
any public stock exchange or inter-
dealer quotation system on which the
securities of such Party or its
Affiliates are traded, to make, issue
or release (a "Legally Required
Statement"), the making, issuing or
releasing of any such Legally
Required Statement shall not
constitute a breach of this Agreement
if such Party shall have given, to
the extent reasonably possible, three
days prior notice to the other Party,
and shall have attempted, to the
extent reasonably possible, to clear
such disclosure with the other Party.
Each Party agrees that it will not
unreasonably withhold or delay any
such consent or clearance.
 12.2 Costs and Expenses.  Except as
otherwise specifically provided in
this Agreement, each Party shall be
responsible for and bear its
respective costs and expenses in
connection with, or arising out of,
the negotiation and execution of this
Agreement and the Related Agreements
and consummation of the transactions
provided for in this Agreement and
the Related Agreements.
     12.3 Amendment and Modification.
This Agreement may be amended,
modified, supplemented or terminated
only by a writing executed on behalf
of each of the Parties.
     12.4 No Assignment.  No Party
shall assign, in whole or in part,
this Agreement or its respective
rights and obligations hereunder
without the express prior written
consent of the other Parties;
provided, however, that either Buyer
or Seller shall have the right to
assign its rights
under this Agreement to any of its
direct or indirect whollyowned
subsidiaries, but notwithstanding
any such assignment such Party shall
remain liable for all of its
liabilities and obligations under
this Agreement.

     12.5 Notices.  All notices,
requests, demands or other
communications hereunder must be in
writing and executed by an
authorized representative of the
Party responsible therefor, and must
be given either by hand or telecopy,
telefax or other telecommunication
device capable of creating a written
record which acknowledges receipt,
as follows:
   (a)  Seller.  If such notice is
             directed to
Seller, it shall be sent to:
Cincinnati Milacron Inc., 4701
Marburg Avenue, Cincinnati, Ohio
45208, Fax No. 513.841.8991,
Attention:  General Counsel, with a
copy to Cravath, Swaine & Moore,
Worldwide Plaza, 825 Eighth Avenue,
New York, New York  10019, Fax No.
212.474.3700, Attention: James M.
Edwards, or to such other person or
place as Seller shall have specified
to Buyer in writing by a notice in
accordance with this Section 12.5.

          (b)  Buying Entities.  If
such notice is directed to any
Buying Entity, it shall be sent to:
UNOVA, Inc., 360 North Crescent
Drive, Beverly Hills, California
90210-4867, Fax No: 310.888.2848,
Attention:  General Counsel, with
copy to:  UNOVA Industrial
Automation Systems, Inc., 5663 E.
Nine Mile Road, Warren, Michigan
48091, Fax No: 248.366.8305,
Attention:  Group Counsel, or to
such other person or place as Buyer
shall have specified to Seller in
writing by a notice in accordance
with this Section 12.5.
  12.6 Counterparts and Facsimile.
                This
Agreement may be
executed simultaneously in two or
more counterparts, each of which
shall be deemed an original, but all
of which together shall constitute
but one and the same instrument, and
any of such counterparts may be
delivered by facsimile transmission.

  12.7 Captions.  The captions and
              table of
contents
contained in this Agreement are
provided for convenience of
reference only and shall not be
deemed to constitute a part of this
Agreement.

     12.8 Schedules and Exhibits.
One complete set of the
Schedules and Exhibits has been
marked for identification and
delivered to each of the Parties
prior to the execution and delivery
of this Agreement.  The Schedules
and Exhibits are
an integral part of this Agreement
and are incorporated into this
Agreement by this reference.
     12.9 Waiver; Remedies.  No
single or
partial waiver of
any breach of any provision of this
Agreement shall be held to be a
waiver of any other or subsequent
breach, and the failure of a Party
to enforce at any time any provision
of this Agreement shall not be
deemed a waiver of any right of any
such Party to subsequently enforce
such provision.

     12.10     Governing Law.  This
Agreement
shall be
construed, interpreted and enforced
in accordance with the laws of the
State of Delaware, without regard to
its conflict of laws rules.

     12.11     Severability.  In the
event that
any
provision or any portion of any
provision of this Agreement shall be
held invalid, illegal or
unenforceable under applicable law,
such invalidity, illegality or
unenforceability shall attach only
to such provision and shall not
affect or render invalid, illegal or
unenforceable, and, to the fullest
extent permitted by law, such
provision shall be construed so as
not to be invalid, illegal or
unenforceable.

     12.12     No Third Party
Beneficiaries.
Except to the
extent otherwise specifically
provided in Articles 9 and 11,
nothing in this Agreement, whether
express or implied, is intended to
confer any rights or remedies under
or by reason of this Agreement on
any persons other than the Parties
and their respective successors and
permitted assigns, nor is anything
in this Agreement intended to
relieve or discharge the obligation
or liability of any third persons to
any Party, nor shall any provision
of this Agreement give any third
persons any right of subrogation or
action against any Party.

     12.13     Construction.  This
Agreement and
the Related
Agreements shall be interpreted
without regard to any presumption or
rule requiring construction against
the Party
causing such agreements to be
drafted.
     12.14     Entire Agreement.
This
Agreement, including the Exhibits
and Schedules, the Related
Agreements, that certain letter
agreement, dated the Agreement Date,
among the Parties regarding certain
compensation matters and the
Confidentiality Agreement constitute
the sole understanding and agreement
of the Parties with respect to the
subject matter of this Agreement and
supersede and cancel all prior
understandings and agreements.
     12.15     Resolution of
Disputes.  In the
event of any dispute between any of
the Parties, the Selling Interests
or the Buying Interests arising out
of or relating to this Agreement or
the performance, breach, validity or
interpretation or enforcement of
this Agreement, such dispute shall
be adjudicated by arbitration in
Cincinnati before a single
arbitrator, in accordance with the
expedited procedures of the
Commercial Arbitration rules of the
American Arbitration Association.
The award and findings of such
arbitrator shall be conclusive and
binding upon the Parties, and
judgment upon such award may be
entered in any court of competent
jurisdiction.  In any dispute
arising out of or in any way
connected with this Agreement, the
prevailing party shall be entitled
to recover its costs, including
reasonable attorneys' fees.
  12.16     Buyer's Designees.
                    Buyer shall be
                    entitled
to designate Parent or any one or
more direct or indirect subsidiaries
of Parent ("Buyer's Designees") to
purchase a portion of the Purchased
Assets and to assume a portion of
the Assumed Liabilities, in each
case, relative to an operation of
MTG outside of the United States,
and Buyer's Designees shall be
entitled to the benefit of the
representations, warranties,
covenants and agreements, to the
extent applicable, made by Seller in
this Agreement or the Related
Agreements; provided, however, that
in addition to Buyer's Designees,
Buyer shall remain liable for all of
its obligations under this Agreement
to which such designation relates,
and Buyer's Designees shall execute
and deliver all agreements and other
documents reasonably requested by
Seller or its counsel to effect an
appropriate undertaking of the
covenants and agreements hereunder
and assumption of the liabilities
hereunder.

     12.17     Restrictive Trade
Practices Act. No provision of this
Agreement or any other agreement
forming part of the same arrangement
which is such as to render the
agreement or arrangement subject to
registration in accordance with the
Restrictive Trade Practice Act of
1976 shall take effect until the day
following the day on which the
particulars of the arrangement are
duly furnished to the Director
General of the Fair Trading in
accordance with that Act.
     IN WITNESS WHEREOF, the

Parties, intending to be legally

bound, have caused this Agreement to

be executed on and as of the

Agreement Date.

UNOVA, INC.

By:

Name:

Title:


UNOVA INDUSTRIAL AUTOMATION
SYSTEMS, INC.

By:

Name:

Title:

UNOVA UK LIMITED

By:

Name:

Title:

CINCINNATI MILACRON INC.

By:

Name:

Title: